Exhibit 99.1
LEASE
(Space in Office Building located at 21575 Ridgetop Circle, Sterling, Virginia)
     THIS LEASE (“Lease”) is made as of January 20, 2010, between, RIDGETOP THREE, L.L.C., (Landlord) and NEUSTAR, INC. (Tenant).
SECTION 1 — BASIC LEASE PROVISIONS
     1.1 Parties. Landlord is a limited liability company, organized under the laws of Maryland, with principal offices at c/o Bavar Properties Group, LLC, Timonium One, 1966 Greenspring Drive, Timonium, Maryland 21093. Tenant is a corporation organized under the laws of Delaware, with offices at 46000 Center Oak Plaza, Sterling, Virginia 20166, Attention: General Counsel
     1.2 Premises. Landlord leases to Tenant the entire Building (as hereinafter defined) consisting of the first, second and third floors of the Building plus the storage space, the garage and the garage lobby located in the garage level below the first floor (collectively the “Premises”). The Premises contains 91,754 rentable square feet of area measured in accordance with the ANSI-BOMA 265-1-1996 method of measurement (the “Method”), of which 29,811 rentable square feet are located on the first floor, 31,036 rentable square feet are located on the second floor and 30,907 rentable square feet are located on the third floor. Throughout the Term, the Premises (even if changed in size from time to time) shall continue to be measured in accordance with the Method. The Premises are located in the three story office building (the “Building”) erected by Landlord on Lot 5A in the Loudoun Tech Center, Section One, as the same is duly dedicated, platted and recorded among the Land Records of Loudoun County, Virginia in Deed Book 882, page 838 as resubdivided in Deed Book 889, page 1667. The Building contains 91,754 rentable square feet of office space measured in accordance with the Method. The street address of the Building is 21575 Ridgetop Circle, Sterling, Virginia 20166. The Premises will also include the Tenant’s Improvements referred to in paragraph 1.9.
     Tenant and its agents, employees, contractors and invitees shall have the right during the Term (hereafter defined) of this Lease, to the use, (exclusively during the period that Tenant leases the full Building, and in common with others in the event Tenant elects to renew the Term for less than all three floors of the Building), of the common areas of the Building and the common areas of Lot 5A (the “Land”) for the common area’s intended and normal purposes. The common areas include elevators, sidewalks, parking areas, driveways, hallways, stairways, public bathrooms, common entrances, lobby, and other similar public areas and access ways. During any period in which Tenant shall not be leasing the entire Building, Landlord may change the common areas if the changes do not materially interfere with, restrict, limit or adversely affect Tenant’s access to and use of the Premises for the conduct of its business therein.
     1.3 Use. Tenant shall be entitled to use the Premises (i) for general office, administrative, and ancillary and related purposes, (ii) for electronics and integration laboratories, testing and software assembly, (iii) for conferences, training, and sensitive compartmented information facilities and (iv) for such other uses allowed under the zoning applicable to the Building provided such other uses are uses suitable to office buildings of a comparable quality in the Route 28 corridor (including the Building). Provided that the uses listed in clauses (ii) and (iii) above are comparable, in all material respects, to such uses as the same are being conducted by Tenant as of the date of this Lease in the space Tenant is currently leasing in the Ridgetop One office building located at 21631 Ridgetop Circle, then Landlord represents that, as of the date hereof, the enumerated uses in (i), (ii) and (iii) above comply with Applicable Laws, subject to compliance with fire codes and density limitations. Tenant shall not create a nuisance or use the Premises for any immoral purpose or in any way that violates applicable laws, ordinances and regulations (“Applicable Laws”). Tenant will not permit any public or private auction sales on the Premises. Tenant will not load the floor of the Premises in excess of its rated capacity of 100 lbs per square foot.
     1.4 Construction Period Right of Entry. During the period commencing on the date Tenant provides the insurance required of it pursuant to Section 5 of this Lease (the “Construction Period Beginning Date”) and ending on September 30, 2010 (the “Construction Period”) Tenant shall have the right to enter the Premises for the sole purpose of installing the Tenant Improvements (as defined in Section 1.9 below) and for any other purposes (including without limitation testing, moving and installation of additional furniture, moving of supplies and inventory, installation of other improvements) other than conducting its business. All of the covenants, terms and conditions of this Lease shall apply during the Construction Period except that no monthly installments of Rent or Additional Rent, or any other cost or charge of any kind, shall be due and payable during the Construction Period.
     Landlord shall at its sole cost and expense deliver possession of the Premises to Tenant on the Construction Period Beginning Date in the following condition:
          a. All work included within the Building Shell Definition attached hereto as Exhibit A (the “Landlord Work”), shall have been completed by Landlord prior to the Construction Period Beginning Date, other than the installation of the one inch horizontal mini-blinds, which shall be installed by Tenant, at Landlord’s expense and which shall neither be a part of nor charged against the Tenant Improvement Allowance (as hereinafter defined). Tenant acknowledges that, except for the items listed in clauses (i) and (ii) above, to Tenant’s knowledge all of the Landlord’s Work has been completed and that the Construction Period Beginning Date is the date appearing at the top of page one of this Lease.
          b. The Premises, Building and Land shall be free from (i) any substances recognized as being hazardous, dangerous or toxic under Applicable Laws, and (ii) any substances not in compliance with Applicable Laws related to or governing environmental matters, except, with respect to each of clauses (i) and (ii), for those substances customarily used for ordinary office construction (but only during periods of construction and thereafter provided the same comply with Applicable Laws) and cleaning solvents and similar substances customarily used in ordinary office use, provided all of such substances are used and stored in accordance with Applicable Laws.

     1.5 Initial Term. The initial term of this Lease (the “Initial Term”) shall begin on October 1, 2010 (the “Initial Term Beginning Date”). Beginning on October 1, 2010, Tenant shall have the full right to use and occupy the Premises for business purposes.
     The Initial Term shall end (the “Initial Term Ending Date”) on January 31, 2021.
     The Rent and Additional Rent payable by Tenant during the Initial Term shall be as set forth in Section 2 of this Lease.
     1.6 Renewal Terms. Landlord hereby grants the Tenant two (2) separate options to extend the Initial Term as to any one or more contiguous full floors of the Building for a period of five (5) years each (the “Renewal Terms”), which options shall be exercisable separately and only by written notice delivered by Tenant to Landlord, Upon the exercise of each option by Tenant, the Initial Term shall be extended for a period of five (5) years on the same terms and conditions applicable to the Initial Term except that the Rent and Additional Rent payable during each Renewal Term shall be as set forth in Section 2 of this Lease. The period of time this Lease is effective, whether during the Construction Period Right of Entry, the Initial Term or any Renewal Terms, shall sometimes be referred to herein as the “Term” or the “Lease Term.”.
     1.7 Renewal for less than the Entire Premises. In the event Tenant renews this Lease for less than the entire Premises then only Tenant’s pro rata share of the garage level storage space shall thereafter be included within the Premises. In addition, if the renewal is for less than the entire Premises, then the entrance way, the first floor lobby, the restrooms, the elevators and any other areas that are typically considered common areas in a multi tenant building shall no longer be included in the Premises but, instead, shall become a part of the common area of the Building. Floors excluded from a renewal shall no longer form a part of the Premises and shall not be the subject of further renewal.
     1.8 Exercise of Renewal Options. Each option to renew shall be exercised by Tenant, if at all, by Tenant delivering written notice to Landlord not more than 18 months and not less than 12 months (the “Exercise Date”) prior to the expiration of the then current Initial or Renewal Term stating that Tenant is exercising its option and stating which floors are the subject of the renewal (“Tenant’s Exercise Notice”). It shall be a condition of Tenant’s right to exercise a renewal option that no Default (defined below) shall have occurred and be continuing at the time of its exercise or on the date of the commencement of the Renewal Term.
     1.9 Tenant’s Improvements. Landlord shall make the payments of the Tenant Improvement Allowance as and when set forth in the Work Letter attached as Exhibit B to this Lease. Tenant shall make the improvements (the “Tenant’s Improvements”) to the Premises in accordance with said Work Letter. The Tenant’s Improvements shall be completed in a good and workmanlike manner and shall comply with all Applicable Laws.
SECTION 2 — RENT

     2.1 Rent. Tenant shall pay to Landlord Rent as follows:
Initial Term Rent
          (a) No Rent shall accrue during the period beginning October 1, 2010 through January 31, 2011. Rent shall commence to accrue on February 1, 2011 (the “Rent Commencement Date”). Commencing on the Rent Commencement Date, Tenant shall pay rent as follows:
          (b) for the period commencing on the Rent Commencement Date and ending on December 31, 2011 an annual rent of $2,144,692 payable in equal monthly installments of $194,972.
          (c) for the period commencing on January 1, 2012 and ending on December 31, 2012 an annual rent of $2,409,852 payable in equal monthly installments of $200,821;
          (d) for the period commencing on January 1, 2013 and ending on December 31, 2013 an annual rent of $2,482,152 payable in equal monthly installments of $206,846;
          (e) for the period commencing on January 1, 2014 and ending on December 31, 2014 an annual rent of $2,556,612 payable in equal monthly installments of $213,051;
          (f) for the period commencing on January 1, 2015 and ending on December 31, 2015 an annual rent of $2,633,316 payable in equal monthly installments of $219,443;
          (g) for the period commencing on January 1, 2016 and ending on December 31, 2016 an annual rent of $2,712,312 payable in equal monthly installments of $226,026;
          (h) for the period commencing on January 1, 2017 and ending on December 31, 2017 an annual rent of $2,793,684 payable in equal monthly installments of $232,807;
          (i) for the period commencing on January 1, 2018 and ending on December 31, 2018 an annual rent of $2,877,492 payable in equal monthly installments of $239,791;
          (j) for the period commencing on January 1, 2019 and ending on December 31, 2019 an annual rent of $2,963,820 payable in equal monthly installments of $246,985;

          (k) for the period commencing on January 1, 2020 and ending on December 31, 2020 an annual rent of $3,052,740 payable in equal monthly installments of $254,395;
          (l) for the month of January, 2021, a monthly rent of $262,027;
First and Second Renewal Terms
     Determination of Rent Applicable to the First and Second Renewal Terms. Landlord shall have thirty (30) days after Landlord receives Tenant’s Exercise Notice within which to provide Tenant with Landlord’s determination of the fair market rental value for the Premises, and the Landlord and Tenant shall thereafter have a thirty (30) day period (the “Negotiation Period”) within which to agree on the Rent for the applicable Renewal Term. If the parties agree on the Rent for the applicable Renewal Term, they shall immediately execute an amendment to this Lease stating the new Rent. In the event Landlord and Tenant are unable to agree on the Rent for the applicable Renewal Term, then, unless Tenant within ten (10) days after the expiration of the Negotiation Period gives Landlord notice that Tenant has elected to rescind the Tenant’s Exercise Notice (in which event Tenant shall be deemed to have not renewed the Term for the applicable Renewal Term and all further right Tenant may have to renew this Lease (other than as provided in Section 9.4 below) shall become null and void), each party, at its cost and by giving notice to the other party, shall, within thirty (30) days following the expiration of the Negotiation Period, appoint a licensed Virginia real estate broker or agent (hereinafter referred to as an “appraiser”) with at least ten years’ immediately-prior full-time experience in leasing or appraising of commercial office space in the Route 28 North corridor market area and whose services have not been used by the party making the appointment during the previous two (2) years, to appraise and set the Rent for the applicable Renewal Term. The two (2) appraisers so appointed by the parties shall meet promptly and attempt to set the Rent for the applicable Renewal Term using only the criteria set forth herein, and each appraiser shall issue a written report setting forth the methods, assumptions, and calculations for their respective determinations of Rent and shall deliver copies of their respective reports to both Landlord and Tenant. If the two (2) appraisers are unable to agree within the thirty (30) days after the second appraiser has been appointed, they shall elect a third appraiser meeting the qualifications stated above within ten (10) days after the last day the two (2) appraisers were given to set the Rent. If the two (2) appraisers are unable to agree on the third appraiser, either of the parties to this lease by giving ten (10) days’ notice to the other party can apply to the then president of the county real estate board of the county in which the Premises are located, or the presiding judge of the trial court of that county, for the selection of the third appraiser who meets the qualifications stated above. Each of the parties shall bear one half of the cost of appointing the third appraiser. The third appraiser, however selected, shall be a person who has not previously acted in any capacity for either party. The third appraiser shall promptly meet with both the first and the second appraiser to discuss their methods and calculations for their respective determinations of Rent. Within thirty (30) days of selection of the third appraiser, the third appraiser will deliver its determination of Rent to Landlord and Tenant using only the criteria set forth herein, and the Rent for the applicable Renewal Term shall then be the arithmetic average of the two (2) closest determinations of Rent from the total of three determinations of Rent.

     The Rent for the applicable Renewal Term will be equal to one hundred percent (100%) of the then prevailing fair market rental value based on a new operating expense, and real estate tax base year (which shall be the first calendar year of the applicable Renewal Term) and will include deductive adjustments being made for all then-prevailing applicable market concessions, improvement allowances, and transaction expenses normally incurred by landlords for comparable office space which are not incurred by Landlord in connection with Tenant exercising the applicable renewal option, including without limitation deductive adjustments with respect to transactions involving new buildings with then new building shell conditions. Tenant’s renewal rights under this Lease, and the Rent payable hereunder, shall not be subject to any dilution or forfeiture by virtue of (x) the creditworthiness of Tenant or (y) any prior Lease defaults or breaches which have been cured and which do not result in a termination of the Lease by Landlord. For the purposes of this paragraph, the term “comparable office space” shall mean space of comparable size in only those buildings of comparable age, size, quality and Sterling, Virginia location. In determining such fair market rental value, the appraisers shall consider only arms length lease renewals and initial lease transactions which were completed during the six month period immediately prior to Tenant’s exercise of the applicable renewal option, and the appraisers shall not consider (a) the particular use of the Premises by Tenant (the appraisers shall consider the use for the Premises as an office), (b) the amount, cost or nature of improvements made to the Premises by Tenant, (c) the difficulty or cost to Tenant of moving out of the Premises, or (d) any connectivity of the Premises with Tenant’s premises in other buildings within Loudoun Technology Center. After the Rent for the applicable Renewal Term has been set, the appraisers shall immediately notify the parties.
     Rent and Additional Rent payable during the Initial Term and during each Renewal Term shall be paid monthly in advance without advance notice or demand, and without offset or deduction (except as provided in Sections 6 and 11.2 below) by the first day of each month during the Term. Rent shall be paid to Landlord at the address set forth on page 1, or as Landlord may specify in a notice to Tenant.
     If Tenant fails to pay part or all of the Rent or Additional Rent within ten (10) days after it is due, the Tenant shall also pay a late charge equal to five percent (5%) of the unpaid Rent and Additional Rent, plus if not paid within 30 days of its due date, interest at ten percent (10%) per annum or the maximum then allowed by applicable law, whichever is less, on the remaining unpaid balance, beginning on the 31st day following the date originally due until paid. Notwithstanding the foregoing, Landlord shall, at least once in each calendar year, give Tenant notice of Tenant’s failure to pay Rent or Additional Rent and waive the imposition of the late fee provided Tenant pays the Rent or Additional Rent within ten (10) days after Tenant receives notice from Landlord that it is due.
     2.2 Additional Rent. Beginning on January 1, 2012 Tenant shall pay to Landlord as Additional Rent the amount determined under subsection (e) as follows:

          (a) Definitions.
               Base Operating Expenses means the Operating Expenses for the 2011 calendar year (the “Base Year”), as adjusted under subparagraph (c) below.
               Base Real Estate Taxes means the amount of the Real Estate Taxes that become due and payable during the 2011 calendar year, as adjusted under subparagraph (c) below.
               Tenant’s Pro Rata Share means 100% during the Initial Term, and 100% during any applicable Renewal Term when the Premises includes the entire first, second and third floors of the Building. During any renewal term or other period when the Premises includes less than all three floors of the Building Tenant’s Pro Rata Share, expressed as a percentage shall be determined by dividing the rentable square footage of the Premises by 91,754 [CONFIRM ACCURACY].
               Property means the Building and its equipment and systems, and the Land, which Land is a separate tax parcel.
               Real Estate Taxes means real property taxes and currently due installments of assessments, special or otherwise, imposed upon the Property, and reasonable legal fees, costs, and disbursements incurred with respect to any Real Estate Taxes imposed during the Initial Term or any Renewal Term for proceedings to contest, determine, or reduce Real Estate Taxes. It is understood that Landlord, at Tenant’s request from time to time, shall undertake and diligently prosecute such contests. Real Estate Taxes include Substituted Taxes as defined in Section 2.2(c)(5) below. Real Estate Taxes do not include federal, state, or local income taxes, franchise, gift, transfer, excise, capital stock, estate, succession, or inheritance taxes.
               Operating Expenses means Landlord’s actual reasonable operating expenses, incurred pursuant to accounting principles consistently applied, that are attributable to the operation, maintenance, management, and repair of the Property, including:
               (1) salaries, and other compensation; including payroll taxes, vacation, holiday, and other paid absences; and welfare, retirement, and other fringe benefits; that is paid to employees, independent contractors, or agents of Landlord engaged in the operation, repair, management, or maintenance of the Property, including the following:: window cleaners, miscellaneous repair persons, janitors, cleaning personnel, porters and landscaping, lawn maintenance and snow removal personnel; security personnel and caretakers; and engineers, mechanics, electricians, and plumbers; but not more than one manager or superintendent, and excluding executive personnel above the level of building manager;
               (2) the purchase, cleaning, replacement, and pressing of uniforms of employees specified in clause (1) above;

               (3) repairs and maintenance of the Property and the cost of supplies, tools, materials, and equipment for Property repairs and maintenance, that under generally accepted accounting principles consistently applied, would not be capitalized;
               (4) premiums and other charges incurred by Landlord for insurance on the Property and for employees specified in clause (1) above including (a) fire insurance, and insurance against other perils covered by industry standard “Special Form” policies or its equivalent; (b) public liability and property damage insurance; (c) elevator insurance; (d) workers’ compensation insurance; (e) boiler and machinery insurance; sprinkler leakage, water damage, water damage legal liability insurance; burglary, fidelity, and pilferage insurance on equipment and materials; (f) health and accident insurance; (g) insurance Landlord is required to carry under Section 5; (h) rent loss insurance; and (i) other insurance as is customarily carried by operators of comparable office buildings in the area of Loudoun County wherein the Property is located;
               (5) costs incurred for inspection and servicing, including all outside maintenance contracts necessary or proper for the maintenance of the Property, such as janitorial and window cleaning, rubbish removal, snow removal, lawn maintenance, exterminating, water treatment, elevator, electrical, plumbing, and mechanical equipment, and the cost of materials, tools, supplies, and equipment used for the same;
               (6) costs incurred for electricity, water, gas, fuel, or other utilities;
               (7) payroll taxes, federal taxes, state and local unemployment taxes, and social security taxes and other reasonable benefits paid for the employees specified in clause (1) above;
               (8) sales, use, and excise taxes, on rents or on goods and services purchased by Landlord and personal property taxes on fixtures and personal property of Landlord used solely in the operation, maintenance, management and repair of the Property;
               (9) license, permit, and inspection fees for the Property;
               (10) accountants and auditor’s fees incurred in connection with the preparation of operating statements (except those incurred in connection with any tenant’s review or audit of Operating Expenses);
               (11) legal fees, costs, and disbursements (including legal fees and costs in contesting Real Estate Taxes) but excluding those arising out of disputes with tenants or third parties, based upon Landlord’s negligence or other tortious conduct, Property financing, or relating to the defense of Landlord’s title to, or interest in, the Property;
               (12) management fees of not to exceed the lesser of (a) 4% of Base Rent or (b) the then market prevalent property management fee most commonly being charged by landlords for full service, single tenant office buildings in Sterling, Virginia;

               (13) the annual amortization over its useful life on a straight-line basis of the costs of any equipment or capital improvements (as determined under generally accepted accounting principles consistently applied) made by Landlord after Initial Term Beginning Date only to the extent (i) intended to reduce the directly relevant Operating Expenses, but not in excess of the actual extent of any such reduction on an annual basis or (ii) to comply with Applicable Laws enacted after the Initial Term Beginning Date;
               (14) during any period when Tenant is leasing less than the entire Building the costs of any exterior window draperies provided by Landlord in the common areas and the furnishings and carpeting in the common areas;
               (15) the cost of work, labor, materials, services or improvements necessary to comply with Applicable Laws enacted after the Initial Term Beginning Date that are considered operating expenses under generally accepted accounting principles consistently applied;
               (16) Loudoun Tech Owner’s Association assessments and fees; and
               (17) other costs reasonably necessary to operate, repair, manage, and maintain the Property in a reasonable and good manner and condition and consistent with comparable office buildings in the area of Loudoun County where the Property is located.
Notwithstanding the above or anything to the contrary set forth elsewhere herein, Operating Expenses shall in no event include any of the following items:
     1. Real Estate Taxes;
     2. the Tenant Improvement Allowance or costs, concessions or allowances relating to the installation of tenant improvements by or for other tenants of the Building;
     3. depreciation and amortization except as permitted in clause (13) above;
     4. costs of capital equipment or capital improvements, (including without limitation capital replacements, capital equipment, and capital tools), as determined under generally accepted accounting principles consistently applied, except that annual amortization shall be included to the extent expressly permitted in clause (13) above;
     5. (a) overhead and profit of Landlord paid to subsidiaries or affiliates of Landlord for management or other services on or to the Property or for supplies or other materials, to the extent that the costs of the services, supplies, or materials exceed the competitive costs of the services, supplies, or materials were they not provided by a subsidiary or affiliate and (b) overhead and profit of Landlord;

     6. ground lease rent, interest on debt, or amortization payments, late fees or any other costs on mortgages or deeds of trust or any other debt for borrowed money;
     7. items and services for which Tenant pays directly to third parties;
     8. advertising and promotional expenditures;
     9. repairs or other work needed because of fire, windstorm, or other casualty or cause required to be insured by Landlord, or because of condemnation;
     10. any costs, fines, or penalties incurred because Landlord violated any Applicable Laws;
     11. costs incurred to test, survey, cleanup, contain, abate, remove, or otherwise remedy hazardous wastes or asbestos-containing materials from the Property unless the wastes or asbestos-containing materials were placed in or on the Property because of Tenant’s or any third party’s negligence or intentional acts;
     12. original construction costs of the Building;
     13. expenses for repairs, replacements or maintenance arising from the initial construction of the Building to the extent such expenses are either (i) reimbursed to Landlord by virtue of warranties from contractors or suppliers, service contracts or other agreements; or (ii) result by reason of deficiencies in design, construction materials or workmanship, except conditions resulting from ordinary wear and tear;
     14. costs arising from eminent domain proceedings;
     15. costs and expenses of painting or decorating areas of the Building (other than the common areas of the Building during any period when Tenant is leasing less than the entire Building it being agreed that Tenant shall be responsible for paying the cost of painting and decorating the lobbies and restrooms in the Building when Tenant is leasing the entire Building);
     16. salaries and other compensation paid to officers or executives of Landlord or to any partner, member principal or owner of the entity comprising Landlord;
     17. costs of repair, replacements and general maintenance of the Building or any part thereof paid by virtue of warranties, service contracts or other agreements or by tenants or other third parties;
     18. salaries, wages, benefits or other compensation paid to any employee of Landlord above the level of building manager or to employees of any property management organization being paid a fee by Landlord for its services where such services are or are typically covered by a management fee; or salaries, wages, benefits or other compensation to, or taxes paid for, any employee of Landlord who is not assigned to the operation, management, maintenance, or repair of the Building on a full or part time basis (in which latter event only a pro rata share of the employee’s salary, wages, benefits and taxes shall be charged as an Operating Expense), including accounting or clerical personnel and other overhead expenses of Landlord;
     19. legal, consulting and accounting fees and other expenses and amounts relating to and incurred in connection with (A) enforcement of leases, disputes, litigation or arbitrations with tenants, prospective tenants or other occupants of the Building, (B) disputes, litigation or arbitrations with purchasers, prospective purchasers, mortgagees or prospective mortgagees of the Building or the Real Property or any part of either, or (C) disputes, litigation or arbitrations with any employees, agent or contractor of Landlord, (D) negotiations of leases, contracts of sale, financing, refinancing, leasing or mortgages, (E) amounts incurred due to violations by Landlord or any other tenant of the Building of any term of any lease, license or other agreement, and (F) the defense of Landlord’s title to the Building;
     20. costs in the nature of penalties or fines;
     21. leasing commissions, costs, marketing expenses, disbursements and other expenses (including attorney’s fees) incurred in connection with negotiations for leases with other tenants or prospective tenants of the Building;
     22. bad debt loss, rent loss or reserves for bad debts or rent loss and reserves for Operating Expenses or capital improvements;
     23. political, lobbying or charitable contributions;
     24. costs of building, installing, maintaining, repairing or operating any retail space contained in or upon the Building, commercial concessions operated by or for Landlord in the Building, or specialty service space such as athletic clubs, fitness facilities, recreational clubs, luncheon clubs or any other facility for which Landlord charges a separate fee, regardless of whether any of the same are open to the general public or only tenants of the Building;
     25. costs of purchasing, replacing or installing sculptures, paintings or other objects of art;
     26. interest payments on equipment, materials, tools, supplies and other vendor-type equipment by Landlord;
     27. loss, claim, damage, award or other amounts paid by Landlord to third parties as a result or arising out of any act of negligence or willful misconduct by Landlord or Landlord’s agents, employees and assigns;
     28. fines, penalties or interest for failure of Landlord to make any payment in a timely fashion;

     29. costs of renovating or otherwise improving space for occupants of the Building or vacant space therein including without limitation architects’, engineers’, and space planners’ fees and expenses, and costs of permits, licenses and inspections in connection therewith;
     30. costs arising from any sale or change of ownership of the Building or any part thereof, including, without limitation, brokerage commissions, attorneys’ and accountants’ fees, closing costs, title insurance premiums and transfer or recordation taxes or fees;
     31. amounts (including management fees) paid to any person, firm or other entity related to or otherwise affiliated with Landlord which are in excess of arm’s length competitive prices in the locale in which the Building is located for such services or goods provided;
     32. costs to cure conditions which, on the Initial Term Beginning Date, violate the Americans with Disabilities Act or any other applicable law or regulation, or other costs incurred in connection with upgrading the Building to comply with any laws in effect prior to the Initial Term Beginning Date;
     33. costs of relocating tenants in the Building;
     34. cost of rentals for items (except when needed in connection with normal repairs and maintenance of permanent systems) which if purchased, rather than rented, would constitute a capital improvement other than those described in clause (13) above;
     35. tap fees and one-time lump sum sewer or water connection fees or deposits for the Building or payable in connection with the initial construction or redevelopment thereof;
     36. rent and other amounts paid or chargeable to space occupied by building management or leasing personnel in the Building, or any other space occupied by Landlord or any affiliate of Landlord in the Building;
     37. compensation paid to clerks, attendants or other persons in commercial concessions (such as paid parking facilities or fees paid to a parking operator) operated by or through Landlord;
     38. amounts payable by Landlord to any mortgagee, lessee or other person or entity in connection with any indemnity obligation or for damages;
     39. all items and services for which Landlord or any other tenant of any space upon the Building reimburses Landlord other than through Operating Expenses (or is so obligated to reimburse Landlord) including without limitation items and expenses separately billed to and paid for by other tenants, and all items and services supplied selectively to any tenant (including extra services or utilities or electricity because of non-business hours use or use above that typical of commercial tenants in buildings in the Sterling, Virginia area similar to the Building) with or without reimbursement therefrom;

     40. any item specifically excluded from the definition of Real Estate Taxes;
     41. costs of accounting for or preparing returns of federal, state or local income taxes, reports to Landlord or its affiliates, or other ordinary costs and expenses normally compensated as part of the property management fees payable hereunder;
     42. costs relating to maintaining Landlord’s existence, as a corporation, partnership or other entity, such as trustee’s fees, annual fees, corporate or partnership organization or administration expenses, deed recordation expenses, and legal and accounting fees (other than with respect to Building operations);
     43. costs related to any building or land not contained on the Land, including any allocation of costs incurred on a shared basis, such as centralized accounting costs, unless the allocation is made on a reasonable and consistent basis that fairly reflects the share of any costs actually attributable to the Land or the Building;
     44. costs incurred in connection with audits performed for or by tenants challenging Landlord’s calculation of Operating Expenses;
     45. costs for which Landlord is compensated by management or other fees paid to Landlord;
     46. amounts paid on account of a liability to be incurred by Landlord that are covered by insurance carried or require to be carried by Landlord, the premiums for which are or would be included in Operating Expenses; and
     47. other expenses that under generally accepted accounting principles consistently applied would not be considered normal maintenance, repair, management or operating expenses.
          Adjustment Period: means each calendar year occurring during the Term beginning with the calendar year 2012.
          (b) Operating Expenses Control. Landlord shall use reasonable efforts to keep Operating Expenses at reasonable amounts, while maintaining a first class office building.
          (c) Adjustments. Operating Expenses shall be adjusted as follows:
               (1) If, during the Base Year or any Adjustment Period, annualized occupancy of the Building is less than ninety-five percent (95%), then Operating Expenses for the Base Year or Adjustment Period shall be “grossed up” to that amount of Operating Expenses that, using reasonable projections as determined, would normally be expected to be incurred during the Base Year or Adjustment period if the Building was ninety-five percent (95%) occupied on an annualized basis during the Base Year or Adjustment Period, as determined under generally accepted accounting principles consistently applied. Only those component expenses that are affected by variations in occupancy levels shall be grossed up. If, during the Base Year only, certain Operating Expenses that would normally be incurred in the operation of the Property as a comparable office building are not incurred for whatever reason, Operating Expenses for the Base Year shall be “grossed up” to that amount of Operating Expenses that would normally have been incurred. If the real estate tax assessment issued during the Base Year shall not be based on a Building 100% occupied and during which Tenant shall have paid Rent and Additional Rent during the entire assessment year, then the Base Year Real Estate Taxes shall be adjusted upward as necessary or appropriate to reflect 100% occupancy by Tenant and full payment of Rent and Additional Rent by Tenant during the entire assessment year.
               (2) Operating Expenses shall be reduced by reimbursements, credits, discounts, reductions, or other allowances received or receivable by Landlord for items of cost included in Operating Expenses, except reimbursements to the Landlord by Tenant under the Additional Rent (Operating Expenses/Taxes) provision.
               (3) If Landlord receives a refund of any portion of Real Estate Taxes that were included in the Real Estate Taxes paid by Tenant, then Landlord shall reimburse Tenant its pro rata share of the refunded taxes, less any expenses that Landlord reasonably incurred to obtain the refund.
               (4) If any non-Real Estate Taxes are imposed against the Landlord in direct and express substitution for any Real Estate Taxes (Substituted Taxes), then the Substituted Tax shall be considered a Real Estate Tax (except to the extent expressly excluded in the definition of Real Estate Taxes).
               (5) If Tenant shall be leasing less than the entire Building and Landlord increases or decreases the Building’s rentable square feet after the date of this Lease, then Tenant’s Pro Rata Share shall be reduced or increased accordingly and there shall be an equitable adjustment in the amount of the Base Year Operating Expenses and the Base Year Real Estate Taxes, but such an increase, decrease or adjustment shall not affect the size or measurement of the Premises.
               (6) Except as otherwise expressly provided below, in calculating the Operating Expenses for any Adjustment Period Landlord shall disregard, and not include in that year’s Operating Expenses, the amount by which the aggregate of the Annually Recurring Controllable Operating Expenses for that Adjustment Period exceed 105% of the aggregate of the Annually Recurring Controllable Operating Expenses incurred by Landlord during the prior calendar year (the “Excess”). As used herein the term “Annually Recurring Controllable Operating Expenses” means all Operating Expenses except for those incurred for (i) insurance, (ii) utilities, (iii) snow and ice control and removal, (iv) repairs and replacements of an unusual and unforeseeable nature that are performed on an “as needed” basis less frequently than annually and (v) costs to comply with governmental mandates promulgated after the Initial Term Beginning Date. Anything in this subparagraph (6) to the contrary notwithstanding, (a) in the event during any Adjustment Period the aggregate of the Annually Recurring Operating Expense incurred by Landlord are less than 105% of those incurred during the prior calendar year then

Landlord shall be entitled to carry forward for not to exceed the next succeeding three (3) calendar years the dollar amount of that deficiency and apply the same to increase the dollar amount of the cap on Annually Recurring Controllable Operating Expenses during any year within the three calendar year period in which the Annually Recurring Controllable Operating Expenses exceed the 105% cap, and (b) in the event during any Adjustment Period an Excess occurs, the Landlord shall be entitled to carry forward for not to exceed the next succeeding three (3) calendar years, the amount of that Excess and treat it as operating expenses incurred during any calendar year during such three year period to the extent that the Annually Recurring Controllable Operating Expenses actually incurred during any such year were less than 105% of those incurred during the prior calendar year.
          (d) Payment by Tenant. If the Operating Expenses or the Real Estate Taxes for any Adjustment Period exceed the Base Operating Expenses or Base Real Estate Taxes (Expense Increase), as the case may be, then Landlord agrees to pay that portion of the Operating Expenses and Real Estate Taxes for the Adjustment Period that are equal to the Base Operating Expenses or the Base Real Estate Taxes, as the case may be, and Tenant agrees to pay Landlord as additional rent (Additional Rent), Tenant’s Pro Rata Share of such excess (excluding the Excess as is set forth in subparagraph (c)(6) above). Landlord shall use reasonable efforts to provide to Tenant, prior to the commencement of each Adjustment Period, notice of Landlord’s good faith estimate of the Expense Increase for that Adjustment Period and the estimated amounts payable by Tenant under this Section for that Adjustment Period. By the first day of each month during the Adjustment Period, Tenant shall pay Landlord one-twelfth (1/12th) of the estimated amount. If, however, the estimate is not given before the Adjustment Period begins, Tenant shall continue to pay on the basis of last year’s estimate, if any, until the month after the new estimate is given. Within one hundred and twenty (120) days after each Adjustment Period ends, or as soon as reasonably practical, Landlord shall give Tenant an itemized statement (Statement) showing in reasonable detail the:
               (1) actual Operating Expenses for the Adjustment Period broken down by component expenses, such as repairs, management fees, electricity, janitorial; and actual Real Estate Taxes for the Adjustment Period; and a detailed calculation of the Excess and its application, if applicable;
               (2) Base Operating Expenses broken down by component expenses and the Base Real Estate Taxes;
               (3) the Operating Expense Increase and the Real Estate Tax Increase for the Adjustment Period, as reduced by the Excess, if applicable;
               (4) the amount of Tenant’s Pro Rata Share of the Operating Expense Increase and the Real Estate Tax Increase;
               (5) the amount, if any, paid by Tenant during the Adjustment Period towards the Operating Expense Increase and the Real Estate Tax Increase; and

               (6) the amount Tenant owes towards the Operating Expense Increase and the Real Estate Tax Increase or the amount Landlord owes as a refund.
     If the Statement shows that the actual amount Tenant owes for the Adjustment Period is less than the estimated Operating Expenses and Real Estate Taxes paid by Tenant during the Adjustment Period, Landlord shall return the difference (Overpayment).
     If the Statement shows that the actual amount Tenant owes is more than the estimated Operating Expenses and Real Estate Taxes paid by Tenant during the Adjustment Period, Tenant shall pay the difference (Underpayment).
     The Overpayment or Underpayment shall be paid within thirty (30) days after the Statement is delivered to Tenant. A late charge of three percent (3%) shall be added if the respective payment is not made within the thirty (30) day period. Landlord shall use good faith efforts to issue the Statement as soon as reasonably practical after each Adjustment Period ends. Any Additional Rent or refund due, including interest and penalty, shall survive the ending of the Lease.
     For any Adjustment Period during which this Lease is not in effect for the full twelve month Adjustment Period, unless the Lease was ended because of Tenant’s default, Tenant’s obligation for Additional Rent for those Adjustment Periods shall be prorated by multiplying the Additional Rent for the Adjustment Period by a fraction expressed as a percentage, the numerator of which is the number of days of the Adjustment Period included in the Term and the denominator of which is 365, and a similar adjustment shall be made with respect to the calculation of the Excess.
     Tenant, and its agents, and employees shall have one (1) year after receiving the Statement to audit Landlord’s books and records concerning the Statement at a mutually convenient time at Landlord’s offices. The books and records shall be retained by Landlord and shall be kept in accord with the accounting standards set forth above and otherwise in accord with the income tax basis of accounting principles that are consistently applied. If Tenant disputes the accuracy of Landlord’s Statement, Tenant shall still pay the amount shown owing. Tenant may recover that part of the Additional Rent paid, because of errors in the Statement, books, or records of Landlord. If Tenant does not complete its audit within sixty (60) days following such one (1) year period, as such period may be extended due to the failure of Landlord to cooperate or delays caused by Landlord, then Tenant accepts as final the amount shown owing on the Statement.
     If Tenant’s audit of the books and records shows that the actual increase was five percent (5%) or more below the increase appearing on the Statement or Landlord concedes to the five percent (5%) or higher differential, then, in addition to paying the Overpayment to Tenant, Landlord shall pay to Tenant Tenant’s reasonable costs of conducting the audit (either for internal or outside auditors), including reasonable attorney’s fees and costs. In addition, Landlord shall pay to Tenant interest at the rate of the lesser of ten per cent (10%) per annum or the maximum rate then permitted by law, from the date of payment by Tenant until the date of reimbursement by Landlord. Internal auditors shall be billed at the hourly payroll cost of those employees to Tenant (based on a 40 hour week and including wages and benefits) multiplied by the number of hours spent auditing.
     2.3 Personal Property Tax. Before delinquency Tenant shall pay taxes assessed during the Term against trade fixtures or personal property placed by Tenant in the Premises. If these taxes are assessed against the Building, Tenant shall pay the taxes to Landlord within fifteen (15) days after receiving Landlord’s written statement setting forth the amount of taxes applicable to Tenant’s property and the basis for the charge to Tenant. Tenant’s failure to pay within the fifteen (15) day period shall entitle Landlord to the same remedies it has upon Tenant’s failure to pay Rent.
SECTION 3 — COMPLIANCE WITH LAWS: LANDLORD’S SERVICES: REPAIRS AND OTHER AFFIRMATIVE OBLIGATIONS
     3.1 Landlord’s Compliance with Laws. Landlord covenants that on the Initial Term Beginning Date, except as altered by Tenant (i) all of the following within and serving the Premises shall be in good working order: the Building’s structural systems, the roof system and the HVAC mechanical system, all standard electrical outlets, switches and fixtures, all electrical service and distribution, all lighting equipment, all plumbing systems and fixtures, and all required life safety systems and (ii) the Premises will comply with all Applicable Laws, including the Americans With Disabilities Act, State and County building codes and laws relating to the hazardous substances and materials. During the Term, Landlord shall comply with all Applicable Laws regarding the Premises except to the extent Tenant must comply under paragraph 3.2 below.
     3.2 Tenant’s Compliance with Laws. Tenant shall comply with the Americans With Disabilities Act in its occupancy and use of the Premises and with all other Applicable Laws (a) regarding the physical condition of the Premises, but only to the extent the Applicable Laws pertain to the particular manner in which Tenant uses the Premises; or (b) that do not relate to the physical condition of the Premises but relate to the lawful use of the Premises and with which only the occupant can comply, such as laws governing maximum occupancy, workplace smoking, and illegal business operations, such as gambling. Tenant shall not bring any hazardous substances or hazardous materials onto the Premises other than those normally used by office tenants of first-class office buildings and will store and use the same in strict compliance with Applicable Laws and comply with all enforcement, clean-up, removal and mitigation orders or requirements relating thereto.
     3.3 Services and Utilities. Except to the extent that the same are contracted for directly by the Tenant and the service provider, Landlord shall provide at its expense, subject to reimbursement under Section 2.2, (a) heating, ventilation, and air conditioning (HVAC) for the Premises during business hours (i.e., Monday through Friday, 7:00 a.m. through 7:00 p.m. and Saturday, 8:00 a.m. through 1:00 p.m., but excluding New Year’s Day, Memorial Day, July 4th, Labor Day, Thanksgiving Day and Christmas) to maintain temperatures for comfortable use and occupancy in light of Tenant’s Improvements and otherwise in accordance with the specifications set forth in Exhibit A attached hereto; (b) nightly janitorial services to the Premises during business days; (c) hot and cold water sufficient for drinking, lavatory, toilet, and ordinary cleaning purposes twenty-four hours a day, seven days a week; (d) electricity to the Premises that provides electric current in reasonable amounts necessary for normal office use, lighting, and HVAC twenty-four hours a day, seven days a week; (e) replacement of lighting tubes, lamp ballasts, and bulbs with “building standard” tubes, ballasts and bulbs; (f) extermination and pest control when necessary; (g) elevator services to the Premises (with at least one (1) elevator operating at all times); and (h) maintenance in a manner comparable to other first class office buildings in the area at Loudoun County wherein the Premises are located. The maintenance shall include without limitation cleaning, HVAC, illumination, snow shoveling, deicing, repairs, replacements, lawn care, and landscaping. Tenant shall have access to the Premises 24 hours a day, 7 days a week, however, Landlord may restrict access, in a manner approved by Tenant so long as Tenant is the sole Building tenant, by requiring persons to show a badge or identification card or to use an access card issued by Tenant (with copies to Landlord).
     Landlord shall not permit its cleaning and janitorial crews to access the Premises for cleaning on any business day prior to 7:00 p.m. unless approved or otherwise requested by Tenant.
     Notwithstanding the foregoing, Tenant shall have the right, but not the obligation, to cause Landlord to not provide cleaning services to the Premises in which event Tenant shall be responsible for cleaning the Premises and shall pay the cost of the same directly to its specialized vendors of cleaning services. In such event, the cost allocation for cleaning services included in the Operating Expenses shall be deducted from Operating Expenses and will not be included in the Additional Rent otherwise due and payable by Tenant to Landlord. If Tenant elects to provide its own cleaning services, the company providing the same, and the cleaning specifications, shall be subject to Landlord’s reasonable approval.
     Landlord may temporarily close the Building if reasonably required because of a life-threatening or Building-threatening situation. Landlord shall use its best efforts to close the Building during nonbusiness hours only and to restore full operation of the Building as soon thereafter as is practicable.
     Whenever during the Base Year, and thereafter whenever Tenant is leasing less than the entire Building, Tenant is using extra services or utilities or electricity because of nonbusiness-hours use, or use above that typical of commercial tenants in buildings similar to the Building. Landlord will directly charge Tenant only for the actual charges therefor limited to (a) the actual cost of utilities and (b) the actual cost of any direct labor required to provide such service. Landlord will provide extra HVAC and/or electricity upon reasonable advance verbal notice. Extra hours HVAC will be supplied at the rate of $35 per hour per floor during the Base Year subject to increases thereafter for only direct increases in the cost of the utilities used to provide HVAC service.

     Unless Tenant receives Landlord’s advance written consent Tenant shall not place or operate in the Premises any electrically operated equipment or other machinery other than personal computers, reproduction machines, fax machines, and other machinery and equipment normally used in offices, or are equipment or machinery of the type located as of the date of this Lease in the space Tenant is currently leasing in the Ridgetop One office building. Landlord shall not unreasonably withhold, condition, or delay its consent, but Landlord may require payment for the actual charges for extra use of electricity caused by operating this equipment or machinery.
     Landlord may require that special, high electricity consumption installations of Tenant not customary of installations by typical office tenants (but expressly excluding personal computers, servers, printers, fax machines, customary cooking and kitchen equipment and office photocopy machines) be separately sub-metered for electrical consumption at Tenant’s cost. Any supplemental HVAC system installed by Tenant shall be separately submetered at Tenant’s expense and Tenant will pay for electricity consumed by that system.
     Tenant’s failure to pay the charges above within thirty (30) days of receiving a proper and correct invoice shall entitle Landlord to the same remedies it has upon Tenant’s failure to pay Rent.
     Landlord does not warrant that any services Landlord supplies will not be interrupted. Services may be interrupted because of accidents, repairs, alterations, improvements, labor disputes, force majeure, or any reason beyond the reasonable control of Landlord. Provided Landlord is using reasonable efforts to restore the service, any interruption shall not (a) be considered an eviction or disturbance of Tenant’s use and possession of the Premises; (b) make Landlord liable to Tenant for damages; (c) abate Rent or Additional Rent except as provided below or (d) relieve Tenant from performing Tenant’s Lease obligations. Notwithstanding the foregoing or anything to the contrary set forth in this Lease, in the event any services are interrupted for any reason (including life threatening or Building threatening reasons), and such interruption renders all or any portion of the Premises untenantable (which for purposes hereof shall mean unable to be occupied for conduct of Tenant’s business therein as currently being conducted) for five (5) consecutive days, then from and after the sixth day of such interruption Tenant shall be entitled to an equitable abatement of all Rent and Additional Rent with respect to the portion of the Premises rendered untenantable, which abatement shall continue until such time as the affected portion is rendered tenantable. If a substantial portion of the Premises is rendered untenantable such that Tenant cannot effectively conduct its business in the remaining portion of the Premises, then all Rent and Additional Rent shall abate during the pendency of the remainder of such untenantability, and shall thereafter be equitably abated as and when the Premises or portions thereof again become tenantable such that Tenant can effectively conduct its business therein until the whole Premises becomes tenantable. In the event any such interruption causes untenantability of a material portion of the Premises and continues for one hundred eighty (180) calendar days, Tenant shall be entitled to terminate this Lease.
     3.4 Repairs and Maintenance by Tenant. Tenant shall (a) keep the interior of Premises and fixtures in good order, ordinary wear and tear excepted; (b) repair and replace any alterations made to the Premises by or on behalf of Tenant pursuant to paragraph 4.1 below except to the extent the repairs or replacements are needed because of Landlord’s gross misuse and are not covered by Tenant’s insurance or the insurance Tenant is required to carry under Section 5, whichever is greater, or if the Lease is ended under paragraph 6.1 (Damages) or 6.8 (Condemnation), and (c) not commit waste. Tenant shall not place any load upon the floor of the Building that exceeds the load per square foot set forth in Section 1.3.
     3.5 Landlord’s Repairs. Except for repairs and replacements that Tenant must make under paragraph 3.4, Landlord shall pay for and make all other repairs and replacements to the Premises, the Building (including Building fixtures and equipment), and the Land.
     Landlord shall promptly make the repairs and replacements to maintain the Building and Land in a condition comparable to other first class office buildings in the Loudoun County area. This maintenance obligation shall include the common areas, parking lots, roof, foundation, exterior walls, glass, windows, interior structural walls, all structural components, and all systems, such as mechanical, electrical, HVAC, and plumbing (including the distribution systems and fixtures of all base Building systems connected to and which serve or are located within the Premises).
     3.6 Time for Repairs. Repairs or replacements required under paragraphs 3.4 and 3.5 shall be made within a reasonable time (depending on the nature of the repair or replacement needed) after receiving notice or having knowledge of the need for a repair or replacement. Any repairs and/or maintenance required or permitted herein shall be performed in a good and workmanlike manner by licensed contractors.
     3.7 Surrendering the Premises. Upon the Initial Term Ending Date or the date the last extension Term, if any, ends, whichever is later, Tenant shall surrender the Premises to Landlord in the same broom clean condition that the Premises were in on the Initial Term Beginning Date except for (a) ordinary wear and tear; (b) damage by the elements, fire, and other casualty; (c) condemnation; (d) damage arising from any cause not expressly required to be repaired or replaced by Tenant; and (e) alterations as permitted by this Lease, unless Landlord’s consent to the alteration was conditioned, in writing, on their removal at the time such consent was given (which Landlord shall only be permitted to do (i) reasonably and (ii) if the Alterations at issue are not of a nature and type that are commonly found in commercial office buildings in the Sterling, Virginia area. Landlord agrees that, in any event, cabling and wiring shall not be required to be removed.
     On surrender Tenant shall remove from the Premises its personal property, moveable trade fixtures, and any alterations required to be removed in accordance with Section 3.7 above and repair any damage to the Premises caused by the removal. Any items not removed by Tenant as required above shall be considered abandoned. Landlord may dispose of abandoned items as Landlord chooses and bill Tenant for the cost of their disposal, minus any revenues received by Landlord for their disposal.

SECTION 4 — ALTERATIONS: ASSIGNMENT AND SUBLEASING
     4.1 Alterations. “Alterations” means alterations, additions, substitutions, installations, changes, and improvements made to the Premises by or on behalf of Tenant. Tenant shall not make Alterations without the Landlord’s advance written consent (except that review and approval of Tenant Improvements shall be governed by Exhibit B attached hereto). Landlord’s consent shall not be unreasonably withheld, conditioned or delayed for nonstructural interior Alterations to the Premises that do not adversely affect the Building’s appearance, value, and structural strength (“Non-Structural Alterations”).
     Tenant shall furnish Landlord with reasonably detailed plans and specifications for all Alterations and shall complete the Alterations in substantial conformity with such plans and specifications. See Exhibit B regarding the plans for the Tenant Improvements.
     All Alterations shall be performed and completed:
     (A) in a workmanlike manner,
     (B) in compliance with all applicable laws, regulations, rules, ordinances, and other requirements of governmental authorities,
     (C) using new materials and installations;
     (D) by not materially disturbing the quiet possession of other tenants;
     (E) by not materially interfering with the construction, operation, or maintenance of the Building, and
     (F) with commercially reasonable diligence, subject to events of force majeure;
With respect to all Alterations, except as otherwise set forth in Exhibit B:
     (A) Tenant shall use workers and contractors who Landlord employs or approves in writing, which approval shall not be unreasonably withheld, conditioned or unduly delayed;
     (B) Tenant shall modify plans and specifications because of reasonable conditions set by Landlord after reviewing the plans and specifications;
     (C) Tenant’s contractors shall carry builder’s risk insurance in an amount then customarily carried by prudent contractors and workers’ compensation insurance for its employees in statutory limits;
     (D) Tenant’s and Landlord’s workers or contractors shall work in harmony with each other and not unreasonably interfere with the other’s workers or contractors;

     (E) Tenant shall give Landlord at least fifteen (15) days advance notice before beginning any Alterations so that Landlord may post or record notices of nonresponsibility;
     (F) Upon demand Tenant shall give Landlord evidence that it complied with any reasonable condition set by Landlord, not to include any requirements for performance and materialmen bonds;
     (G) Except with respect to Non-Structural Alterations, Tenant shall give Landlord complete as-built mylar or CAD drawings of the Alterations after they are finished; and
     Tenant shall not be required to remove the Alterations or the Tenant Improvements described in Exhibit B at the end of the Term unless Landlord directs their removal at the time it gives its consent to the Alteration or Tenant Improvement (which direction Landlord shall be permitted to give (i) reasonably and (ii) if the Alteration or Tenant Improvement at issue is not of a nature and type that are commonly found in commercial office buildings in the Sterling, Virginia area). Landlord agrees that, in any event, cabling and wiring shall not be required to be removed.
     4.2 Payment and Ownership of the Alterations. Except as set forth in Exhibit B, Alterations made under this Section shall be at Tenant’s expense. The Alterations shall belong to Landlord when this Lease ends (a) except Tenant shall retain one hundred per cent (100%) ownership of its moveable Tenant Improvements and (b) except for any Alterations required to be removed by Tenant, under paragraph 4.1. Nevertheless, Tenant may at any time remove and retain its trade fixtures, furniture, equipment, moveable special Tenant Improvements and other personal property and shall repair any damage caused by their removal.
     4.3 Assignment and Subleasing Consent Required. Except as provided in Section 4.4 below Tenant shall not transfer, mortgage, encumber, assign, or sublease all or part of the Premises without Landlord’s advance written consent. Landlord’s consent to any assignment or sublease shall not be unreasonably withheld, conditioned or delayed. The Landlord’s consent shall not be considered unreasonably withheld if (a) the proposed use is inconsistent with the use permitted by paragraph 1.3 and (b) if in an assignment the proposed assignee’s financial condition is such that it is unlikely that the proposed assignee will be able to meet its obligations under this Lease.
     Tenant must provide Landlord in writing only the following: (a) the name and address of the proposed subtenant or assignee; (b) the nature of the proposed subtenant’s or assignee’s business that it will operate in the Premises; (c) an executed sublease or assignment containing the terms of the proposed sublease or assignment; and (d) financial statements of the proposed sublessee or assignee for the prior two (2) years, which shall be audited statements if such are available, so that Landlord can evaluate the proposed subtenant or assignee. Landlord shall not have the right to disapprove a proposed sublease on the grounds that the sub-rent is less than that then being charged by Landlord for similar space in the Loudoun Tech Center owned by Landlord or one of its Affiliates (as hereinafter defined) or because Landlord or one of its Affiliates is competing with Tenant for the lease of space to the prospective subtenant.

     Landlord shall, within twenty (20) calendar days after receiving the information, give notice to Tenant to permit or deny the proposed sublease or assignment.
     Any notice of denial of consent must explain, in reasonable detail, the reasons for the denial. If Landlord does not give notice within the twenty (20) calendar-day period, then Landlord shall be deemed to have consented and Tenant may sublease or assign part or all of the Premises upon the terms Tenant gave in the information provided to Landlord pursuant to this paragraph 4.3.
     4.4 Assignments and Subleases to Affiliates of NeuStar, Inc. or Pursuant to Merger or Sale of Assets. Landlord’s consent to an assignment or sublease to an Affiliate of Tenant shall not be required unless the same is to an Affiliate of NeuStar in a transaction where the Affiliate will cease to be an Affiliate of NeuStar. As used in this Lease the term “Affiliate” shall mean an entity controlling, controlled by or under common control with a party. Also, Landlord’s consent shall not be required for an assignment (A) resulting from a merger of Tenant into or with an entity, or (B) to any entity to which Tenant sells all or substantially all of its assets or stock.
     4.5 Conditions of Assignments or Subleases. Subleases and Assignments by Tenant are also subject to the following (a) the terms of this Lease; (b) the term of the sublease shall not extend beyond the Lease Term; (c) Tenant shall remain fully liable for all Lease obligations; (d) consent to one sublease or assignment does not waive the consent requirement for future assignments or subleases; and (e) unless the assignment or sublease is to an Affiliate of NeuStar, Inc. fifty percent (50%) of the consideration (Excess Consideration) received by Tenant from an assignment or sublease that exceeds the sum of (x) the amount Tenant must pay Landlord, which amount is to be prorated where a part of the Premises is subleased or assigned, and (b) the Transaction Costs as defined below shall also be paid to Landlord. Excess Consideration shall be paid to Landlord by Tenant only after Tenant first fully recovers from assignment or sublease payments all of its “Transaction Costs” incurred in connection with such assignment or sublease, including without limitation (a) market customary brokerage fees, (b) renovation, improvement and similar allowances (including without limitation the unamortized amount of any Tenant Improvements paid for by Tenant), (c) cash leasing concessions, (d) legal, architectural and engineering fees paid to third parties, and (e) the fair market value of any of Tenant’s equipment or furnishings in the Premises, ownership of which (as opposed to rental) was granted to such assignee or sublessee as a leasing concession. Tenant shall pay any Excess Consideration to Landlord at the end of each calendar year during which Tenant collects any Excess Consideration. Each payment shall be sent with a detailed statement showing:
     (A) the total consideration paid by the subtenant or assignee and
     (B) any exclusions or deductions from the consideration permitted by this Section.
     4.6 Landlord’s Audit Rights. Landlord shall have the right to audit Tenant’s books and records to verify the accuracy of the detailed statement. If the audit reveals that the amount owed to Landlord is in excess of 5% more than that shown on the detailed statement Tenant shall pay to Landlord Landlord’s reasonable cost of conducting the audit (either for internal or outside auditors). Internal auditors shall be billed at the hourly payroll cost of those employees to Landlord (based on a 40-hour week and including wages and benefits) multiplied by the number of hours spent auditing.
SECTION 5 — INSURANCE: INDEMNIFICATIONS AND LIMITATIONS ON
LANDLORD’S LIABILITY
     5.1 Landlord’s Building Insurance. Landlord shall keep the Building, including the Tenant’s Improvements, insured against damage and destruction by fire, vandalism, and other perils covered by the industry standard “Special Form” policy in the amount of the full replacement value of the Building, as the value may exist from time to time. Landlord shall also carry a policy of insurance for loss of rental income.
     5.2 Property Insurance. Each party shall keep its personal property and trade fixtures in the Premises and Building insured against the perils covered by the industry standard “Special Form” policy in an amount to cover one hundred percent (100%) of the replacement cost of the property and fixtures. Tenant shall carry insurance against sprinkler leakage or other sprinkler damage.
     5.3 Liability Insurance. Each party shall maintain contractual and comprehensive general liability insurance, including public liability and property damage, with a Per Occurrence limit of liability of One Million Dollars ($1,000,000) and a General Aggregate limit of Two Million Dollars ($2,000,000) for bodily injuries or deaths of persons occurring in or about the Building and Premises with an umbrella policy providing additional coverage of at least One Million Dollars ($1,000,000) Per Occurrence. Landlord shall be named as an additional insured on Tenant’s policies.
     5.4 Waiver of Subrogation. Each party waives and releases claims arising in any manner in its (Injured Party’s) favor and against the other party for loss or damage to Injured Party’s property located within or constituting a part or all of the Property. This waiver and release applies to the extent the loss or damage is covered by (a) the Injured Party’s insurance; or (b) the insurance the Injured Party is required to carry under Section 5, whichever is greater. The waiver and release also applies to each party’s directors, officers, employees, shareholders, and agents.
     5.5 Increase in Insurance. The amounts of coverage required by this Lease are subject to review at the end of each three-year period following the Initial Term Beginning Date. At each review, if necessary to maintain the same level of coverage that existed on the Initial Term Beginning Date, the amounts of coverage shall be increased to the amounts of coverage carried by prudent landlords and tenants of comparable first class office buildings in the area of Loudoun County wherein the Premises are located.

     Either party may make the review and request appropriate increases based upon this review within sixty (60) days after each three-year period ends.
     5.6 Insurance Criteria. Insurance policies required by this Lease shall (a) be issued by insurance companies authorized to do business in the State of Virginia, (b) with respect to the Tenant’s comprehensive general liability and umbrella policies name the Landlord as an additional insured; (c) with respect to the Tenant’s comprehensive general liability and umbrella policies, provide that the insurance not be canceled or non-renewed unless thirty (30) days’ advance notice is given to the Landlord; (d) with respect to the Tenant’s comprehensive general liability policy be a primary policy — not as contributing with, or in excess of, the coverage that the Landlord may carry (it being understood that, if the general liability limits are exhausted, the umbrella policy shall be available as primary coverage); (e) be permitted to be carried through a “blanket policy” or “umbrella” coverage; (f) have deductibles not greater than Fifty Thousand Dollars ($50,000); (g) be written on an “occurrence” basis; and (h) be maintained during the entire Term and any extension Terms, except that Tenant’s comprehensive general liability and umbrella policies shall also be maintained during the Construction Period.
     5.7 Evidence of Insurance. By the Initial Term Beginning Date and upon each renewal of its insurance policies, each party shall give certificates of insurance to the other party. The certificate shall specify amounts, types of coverage, the waiver of subrogation, and the insurance criteria listed in paragraph 5.6. The policies shall be renewed or replaced and maintained by the party responsible for that policy. If either party fails to give the required certificate within ten (10) business days after notice of demand for it, the other party may obtain and pay for that insurance and receive reimbursement from the party required to have the insurance.
     5.8 Tenant’s Indemnity. Subject to the provisions of Section 5.4, Tenant indemnifies, defends and holds Landlord harmless from claims (a) for personal injury, bodily injury, death or property damage and (b) for incidents occurring in or about the Premises, the Building and adjacent sidewalks and roadways, in each instance to the extent caused by the negligence or willful misconduct of Tenant, its agents, employees or invitees.
     5.9 Landlord’s Indemnity. Subject to the provisions of Section 5.4, Landlord indemnifies, defends, and holds Tenant harmless from claims (a) for personal injury, bodily injury, death, or property damage and (b) for incidents occurring in or about the Premises, the Building and adjacent sidewalks and roadways, in each instance to the extent caused by the negligence or willful misconduct of Landlord, its agents or employees.
     5.10 Intentionally Deleted.
     5.11 Limitation of Landlord’s Liability.
     If the Building is sold or transferred, voluntarily or involuntarily, Landlord’s Lease obligations and liabilities accruing after the transfer shall be the sole responsibility of the new owner.

     Unless caused by Landlord’s negligence or misconduct, or Landlord’s failure to comply with its obligations under Section 3.5, Landlord shall not be liable for, and Landlord is hereby released and relieved from all claims and demands of any kind by reason of or resulting from damage or injury to property of Tenant or any other party, directly or indirectly caused by (a) dampness, water, rain or snow, in any part of the Premises, and/or (b) falling plaster, steam, gas, electricity, or any leak or break in any part of the Premises or from any pipes, appliances or plumbing or from sewers or the street or subsurface or from any other place or any part of any other property or in the pipes of the plumbing or heating facilities of the Building, no matter how caused.
     Nothing in this paragraph 5.11 shall be interpreted to mean that Tenant cannot be awarded specific performance or an injunction.
SECTION 6 — DAMAGE TO BUILDING: CONDEMNATION
     6.1 Repair of Damage. As used herein the term “Relevant Space” means the Premises in the condition that existed immediately prior to any damage (excluding Tenant’s non-building standard fixtures) and reasonable access to the Premises and any part of the Building that provides essential services to the Premises. Subject to the provisions of paragraph 6.5, if the Relevant Space is damaged in part or whole from any cause and the Relevant Space can be substantially repaired and restored within one hundred and eighty (180) days from the date of the damage using standard working methods and procedures, Landlord shall at its expense promptly and diligently repair and restore the Relevant Space to substantially the same condition as existed before the damage. This repair and restoration shall be made within one hundred and eighty (180) days from the date of the damage unless the delay is due to causes beyond Landlord’s reasonable control, subject at all times to Tenant’s right to terminate this Lease as set forth below.
     If the Relevant Space cannot be repaired and restored within the one hundred and eighty (180) day period, then either party may, within thirty (30) days after determining that the repairs and restoration cannot be made within one hundred and eighty (180) days (as prescribed in paragraph 6.2), cancel the Lease by giving notice to the other party. Nevertheless, if the Relevant Space is not repaired and restored within one hundred and eighty (180) days from the date of the damage, then Tenant may cancel the Lease at any time after the one hundred and eightieth (180th) day and before the two hundred and tenth (210th) day following the date of damage. It is agreed that no exculpation or extension of Landlord’s repair and restoration obligations hereunder shall occur as the result of events of force majeure, and that time is of the essence with respect to the time periods set forth herein.
     6.2 Determining the Extent of Damage. The determination of whether the repairs and restoration described in paragraph 6.1 will take more than one hundred and eighty (180) days to make, shall be made by Landlord in the reasonable exercise of the Landlord’s judgment.

Landlord agrees to make such determination and notify Tenant of the same in writing no later than thirty (30) days following any event of casualty.
     6.3 Abatement. The Rent and Additional Rent shall abate in proportion to that part of the Premises that is unfit for use in Tenant’s business. The abatement shall consider the nature and extent of interference to Tenant’s ability to conduct business in the Premises and the need for access and essential services. The abatement shall continue from the date the damage occurred until the repairs and restoration are substantially completed to the condition that existed immediately prior to the damage, or until Tenant again uses the Premises or the part rendered unusable, whichever is first.
     6.4 Tenant’s Property. Notwithstanding anything else in Section 6, Landlord is not obligated to repair or restore damage to Tenant’s trade fixtures, furniture, equipment, or other personal property.
     6.5 Damage to Building. If the Building is damaged or destroyed and (a) the cost of repair of the Building is 50% or more of the Building’s replacement cost and the Landlord decides not to repair and restore the Building and is terminating all other leases in the Building; (b) any mortgagee of the Building does not allow adequate insurance proceeds for repair and restoration, as reasonably determined by Landlord, and Landlord is terminating all other leases in the Building; (c) the damage is not covered by Landlord’s insurance required by paragraph 5.1, such damages exceeds One Million Dollars ($1,000,000.00) and Landlord is terminating all other leases in the Building; or (d) the cost of repair of the Building is 25% or more of the Building’s replacement cost and the Lease is in the last 12 months of its Term, then Landlord may cancel this Lease. To cancel, Landlord must give notice to Tenant within thirty (30) days after the Landlord knows of the damage. The notice must specify the cancellation date, which shall be at least thirty (30) but not more than sixty (60) days after the date notice is given.
     6.6 Cancellation. If either party cancels this Lease as permitted by paragraph 6.1, or if the Landlord cancels this Lease as permitted by paragraph 6.5, then this Lease shall end on the day specified in the cancellation notice. The Rent, Additional Rent, and other charges shall be payable up to the cancellation date and shall account for any abatement. Landlord shall promptly refund to Tenant any prepaid, unaccrued Rent and Additional Rent, accounting for any abatement, plus the Security Deposit, if any, less any sum then owing by Tenant to Landlord.
     6.7 Condemnation. The terms “eminent domain,” “condemnation,” “taken,” and the like include takings for public or quasi-public use and private purchases under threat of condemnation by any authority authorized to exercise the power of eminent domain.
     If the entire Premises, or the reasonable use of, the Premises are taken by eminent domain, this Lease shall automatically end on the earlier of (a) the date title vests; or (b) the date Tenant is dispossessed by the condemning authority.
     If the taking of a part of the Premises or parking spaces serving the building materially interferes with Tenant’s ability to continue its business operations in substantially the same manner and space then Tenant may terminate this Lease on the earlier of (a) the date when title vests; or (b) the date Tenant is dispossessed by the condemning authority.
     If there is a partial taking and this Lease continues, then the Lease shall end as to the part taken and the Rent and Additional Rent shall abate in proportion to the part of the Premises taken.
     6.8 Termination by Tenant. If title to a part of the Building is condemned, and in the Landlord’s reasonable opinion the Building should be restored in a manner that materially alters the Premises, Tenant shall have the right to cancel this Lease by giving notice to Landlord, which cancellation notice must be given within sixty (60) days following the date title vested in the condemning authority. This Lease shall end on the date specified in the cancellation notice, which date shall be at least thirty (30) days but not more than ninety (90) days after the date notice is given.
     6.9 Rent Adjustment. If the Lease is canceled as provided in paragraph 6.7 or 6.8, then the Rent, Additional Rent, and other charges shall be payable up to the cancellation date, and shall account for any abatement. Landlord, considering any abatement, shall promptly refund to Tenant any prepaid, unaccrued Rent and Additional Rent plus the Security Deposit, if any, less any sum then owing by Tenant to Landlord.
     6.10 Repair. If the Lease is not canceled as provided for in paragraph 6.7 or 6.8, then Landlord at its expense shall promptly repair and restore the Premises to the condition that existed immediately before the taking, except for the part taken, to render the Premises a complete architectural unit.
     6.11 Awards and Damages. Landlord reserves all rights to damages paid because of any partial or entire taking of the Premises. Tenant assigns to Landlord any right Tenant may have to the damages or award. Further, Tenant shall not make claims against Landlord or the condemning authority for damages.
     Notwithstanding anything else in this paragraph 6.11, Tenant may claim and recover from the condemning authority a separate award for Tenant’s moving expenses, business dislocation damages, Tenant’s personal property and fixtures, the unamortized costs of leasehold improvements paid for by Tenant, and any other award that would not substantially reduce the award payable to Landlord. Each party shall seek its own award, as limited by this paragraph 6.11, at its own expense, and neither shall have any right to the award made to the other.
     6.12 Temporary Condemnation. If part or all of the Premises are condemned for a limited period of time (Temporary Condemnation), this Lease shall remain in effect. The Rent and Additional Rent and Tenant’s obligations for the part of the Premises taken shall abate during the Temporary Condemnation in proportion to the part of the Premises that Tenant is unable to use in its business operations as a result of the Temporary Condemnation. Landlord shall receive the entire award for any Temporary Condemnation.

SECTION 7 — DEFAULT
     7.1 Tenant’s Defaults. Each of the following constitutes a default (Default):
          (a) Tenant’s failure to pay Rent or Additional Rent (i) within ten (10) days after Tenant receives notice from Landlord of Tenant’s failure to pay Rent or Additional Rent;
          (b) Tenant’s failure to perform or observe any other Tenant obligation after a period of thirty (30) days or the additional time, if any, that is reasonably necessary to promptly and diligently cure the failure, after it receives notice from Landlord setting forth in reasonable detail the nature and extent of the failure and identifying the applicable Lease provision(s);
          (c) Tenant’s abandoning or vacating the Premises if Tenant fails to timely pay the Rent and Additional Rent by the due date;
          (d) Tenant’s failure to vacate or stay any of the following within ninety (90) days after they occur (i) a petition in bankruptcy is filed by or against Tenant; (ii) Tenant is adjudicated as bankrupt or insolvent; (iii) a receiver, trustee, or liquidator is appointed for all or a substantial part of Tenant’s property; or (iv) Tenant makes an assignment for the benefit of creditors.
     7.2 Landlord’s Remedies. Landlord in addition to the remedies given in this Lease or under the law, may do any one or more of the following if Tenant commits a Default under paragraph 7.1:
          (a) end this Lease, and Tenant shall then surrender the Premises to Landlord;
          (b) enter and take possession of the Premises and remove Tenant with or without having ended this Lease.
     7.3 No Surrender. Landlord’s exercise of any of its remedies or its receipt of Tenant’s keys shall not be considered an acceptance or surrender of the Premises by Tenant. A surrender must be agreed to in a writing signed by both parties.
     7.4 Rent. If Landlord ends this Lease or ends Tenant’s right to possess the Premises because of a Default, Landlord may hold Tenant liable for Rent, Additional Rent, and other indebtedness accrued to the date the Lease ends. Tenant shall also be liable for the Rent, Additional Rent and other indebtedness that otherwise would have been payable by Tenant during the remainder of the Term had there been no Default, reduced by any sums Landlord receives by reletting the Premises during the Term. Landlord shall have the option, in lieu of the right granted to it in the preceding sentence, to collect an amount equal to the present worth (as of the date of such ending) of Rent and Additional Rent as agreed liquidated damages which, but for the ending of this Lease or right of possession, would have become due during the remainder of the Term, less the present worth of the fair rental value of the Premises during the remainder of the then-Term of the Lease, as reasonably determined by an independent real estate appraiser selected by Landlord in Landlord’s reasonable discretion, in which case such damages shall be payable to Landlord in one lump sum on demand and shall bear interest at the rate of ten percent (10%) per annum until paid (the “Accelerated Amount”). For purposes of this clause, “present worth” shall be computed by discounting such amount to present worth at a discount rate equal to three (3) percentage points above the discount rate than in effect at the Federal Reserve Bank nearest to the location of the Building.
     7.5 Other Expenses. Tenant shall also be liable for that part of the following sums paid by Landlord and attributable to that part of the Term ended due to Tenant’s Default: (a) reasonable broker’s fees incurred by Landlord for reletting part or all of the Premises prorated for that part of the reletting Term ending concurrently with the then current Term of this Lease; (b) the cost of removing and storing Tenant’s property;(c) the cost of minor repairs, alterations, and remodeling necessary to put the Premises in a condition reasonably acceptable to a new Tenant; (d) the value of free rent or other concessions given to a new tenant and (e) other necessary and reasonable expenses incurred by Landlord in enforcing its remedies.
     7.6 Payment. Tenant shall pay the sums due in paragraphs 7.4 and 7.5 within ten (10) days of receiving Landlord’s invoice for the amounts.
     7.7 Reletting by Landlord. Landlord may relet for a shorter or longer period of time than the Lease Term and make any necessary repairs or alterations. Landlord may relet on any reasonable terms including a reasonable amount of free rent.
     7.8 Landlord’s Default. Each of the following constitutes a default by Landlord: (a) Landlord’s failure to pay any amounts due from Landlord within ten (10) days following notice from Tenant; or (b) Landlord’s failure to perform or observe any of its non-monetary Lease obligations after a period of thirty (30) days or the additional time, if any, that is reasonably necessary to promptly and diligently cure the failure after receiving notice from Tenant of a Landlord’s default. The notice shall give in reasonable detail the nature and extent of the failure and identify the Lease provision(s) containing the obligation(s). After Tenant receives notice of a Mortgagee’s name and address and request for notice upon Landlord’s Default, Tenant shall provide the notice required by this Section to the Mortgagee at the same time Tenant gives notice to Landlord.
     If Landlord commits a default, Tenant may pursue any remedies given in this Lease or under the law, including the rights outlined in Section 7.10 below.
     7.9 Exception to Cure Periods. The cure periods in paragraphs 7.1(c) do not apply to emergencies or failure to maintain the insurance required by Section 5.1.
     7.10 Self-Help. If Tenant defaults beyond the applicable cure period, the Landlord may, without being obligated and without waiving the Default, cure the Default. The Landlord may enter the Premises, after prior reasonable notice (except in the case of an emergency), to cure the Default. The Tenant shall pay the Landlord, within ten (10) business days of receiving the Landlord’s invoice therefore, all reasonable costs, expenses, and disbursements actually and reasonably incurred by the Landlord to cure the Default. If Landlord defaults beyond the applicable cure period (including without limitation any default involving the failure to provide any of the services required by this Lease, or to promptly perform the Landlord Work), Tenant may cure such defaults. The Landlord shall pay the Tenant, within ten (10) business days of receiving the Tenant’s invoice therefore, all reasonable costs, expenses, and disbursement actually and reasonably incurred by the Tenant to cure such default by Landlord.
     7.11 Survival. The remedies permitted by Section 7, and the parties’ indemnities in paragraphs 5.9 and 5.10 shall survive the ending of this Lease.
SECTION 8 — SUBORDINATION AND NONDISTURBANCE: ESTOPPEL CERTIFICATES
     8.1 Subordination. This Lease shall be subordinate to prior mortgages covering the Premises. It shall be a condition of the subordination of the Lease to prior, current and future mortgages that the mortgagee enters into a subordination, non-disturbance and attornment agreement (an “SNDA”) with Tenant in accordance with the provisions of this Section 8.
     8.2 SNDA. Tenant will not unreasonably refuse to enter into an SNDA within ten (10) business days after receiving a written request to do so by a prior or subsequent mortgagee, provided that the form thereof is reasonably acceptable to Tenant. Tenant agrees to execute any commercially reasonable standard form of SNDA submitted by any mortgagee of Landlord provided the form does not increase any cost of Tenant under this Lease, increase Tenant’s business risk under this Lease, diminish or alter any right of Tenant under this Lease or increase in any material respect any administrative duty of Tenant under this Lease. Attached to this Lease as Exhibit C is the form of SNDA that is being executed as of the date of this Lease by Landlord, Tenant and Manufacturers and Trader’s Trust Company (whom Landlord warrants is the only current mortgagee holding a lien upon the Property) and is a form that is acceptable to Tenant and conforms to the requirement contained in the preceding sentence.
     8.3 Estoppel Certificates. Either party (Answering Party) shall from time to time, within ten (10) business days after receiving a written request by the other party (Asking Party), execute and deliver to the Asking Party a written statement. This written statement, which may be relied upon by the Asking Party and any third party with whom the Asking Party is dealing shall certify (a) the accuracy of the Lease document; (b) the Beginning and Ending Dates of the Lease; (c) that the Lease is unmodified and in full effect or in full effect as modified, stating the date and nature of the modification; (d) whether to the Answering Party’s knowledge the Asking Party is in default or whether the Answering Party has any claims or demands against the Asking Party and, if so, specifying the Default, claim, or demand; and (e) to other correct and reasonably ascertainable facts that are covered by the Lease terms.
     The Answering Party’s failure to comply with its obligations in this paragraph shall be treated in accordance with Section 7.1(b) hereof. Notwithstanding paragraphs 7.1(b), the cure period for this Default shall be ten (10) business days after the Answering Party receives notice of the Default.
     8.4 Quiet Possession. If Tenant is not in Default, and subject to the Lease terms, Landlord warrants that Tenant’s peaceable and quiet enjoyment of the Premises shall not be disturbed by Landlord or anyone claiming by, through or under Landlord.
SECTION 9 — RULES; MECHANICS LIENS: LANDLORD’S RIGHTS: TENANT’S
HOLDOVER RIGHTS
     9.1 Rules. Tenant, its employees and invitees, shall comply with the Rules attached as Exhibit D; and reasonable nondiscriminatory modifications and additions to the Rules adopted by Landlord that:
     (A) Tenant is given fifteen (15) days advance written notice of;
     (B) are for the safety, care, order, or cleanliness of the Premises;
     (C) do not unreasonably and materially interfere with Tenant’s conduct of its business or Tenant’s use and enjoyment of the Premises or materially decrease Tenant’s rights under the Lease; and
     (D) do not require payment of additional moneys or materially increase Tenant’s non-monetary obligations under this Lease.
     (E) are not selectively enforced on tenants in the Building or otherwise enforced in a discriminatory manner.
     If a Rule issued under paragraph 9.1 conflicts with or is inconsistent with any Lease provision, the Lease provision controls.
     9.2 Mechanic’s Liens: Landlord’s Waiver. Tenant shall, within twenty (20) days after receiving notice of any mechanic’s lien for material or work claimed to have been furnished to the Premises on Tenant’s behalf and at Tenant’s request, (a) discharge the lien; or (b) post a bond equal to the amount of the disputed claim with companies reasonably satisfactory to Landlord. If Tenant posts a bond, it shall contest the validity of the lien.
     If Tenant does not discharge the lien or post the bond within the twenty (20) day period, Landlord may pay any amounts, including interest and legal fees, to discharge the lien. Tenant shall then be liable to Landlord for the amounts paid by Landlord.
     Paragraph 9.2 is not a consent to subject Landlord’s property to these liens.

     Landlord hereby waives any and all statutory, common law and contractual liens and security interests of any kind whatsoever in the tangible and intangible personal property of Tenant (including Tenant’s trade fixtures), and all rights of distraint, that arise or may arise in connection with this Lease. At Tenant’s (or any lienholder’s) request, Landlord shall execute a reasonable document further evidencing such waiver.
     9.3 Right to Enter. Landlord and its agents, servants, and employees may enter the Premises accompanied by Tenant’s representative at reasonable times, and at any time if an emergency, without charge, liability, or abatement of Rent to (a) examine the Premises; (b) make repairs, alterations, improvements, and additions to the Premises or the Building (but only during non-business hours to the extent any such work will materially impair Tenant’s use or operation of the Premises) and the same is not an emergency; (c) provide janitorial and other services required by the Lease; (d) comply with Applicable Laws under paragraph 3.1; (e) show the Premises to prospective lenders or purchasers, and during the one hundred and eighty (180) days immediately before this Lease Term ends to prospective tenants, accompanied, if requested by Tenant, by a Tenant representative; (f) post notices of nonresponsibility; and (g) remove any Alterations made by Tenant in violation of paragraph 4.1. after Tenant has received a notice thereof and a reasonable amount of time as reasonably determined by Landlord to cure such violation.
     Notwithstanding this paragraph 9.3, entry for the purpose of making repairs, alterations, improvements and additions is conditioned upon Landlord (a) giving Tenant at least 48 hours advance notice, except in an emergency, in which event Landlord shall provide such advance notice as is practicable given the nature of the emergency; (b) promptly finishing any work for which it entered; and (c) causing the least practical interference to Tenant’s business. Notwithstanding the foregoing or anything to the contrary set forth in this Lease, in the event any entry renders all or any portion of the Premises untenantable (which for purposes hereof shall mean unable to be occupied for conduct of Tenant’s business therein as currently being conducted) for five (5) consecutive days, then from and after the sixth day of such untenantability Tenant shall be entitled to an equitable abatement of all Rent and Additional Rent with respect to the portion of the Premises rendered untenantable, which abatement shall continue until such time as the affected portion is rendered tenantable. If a substantial portion of the Premises is rendered untenantable such that Tenant cannot effectively conduct its business in the remaining portion of the Premises and the amount of the reduction in Rent and Additional Rent is covered by the loss of rental income policy of insurance required to be carried by Landlord pursuant to Section 5.1 (and for purposes of such insurance this paragraph shall be deemed a contractually-required rent abatement provision), then all Rent and Additional Rent shall abate during the pendency of such untenantability, and shall thereafter be equitably abated as and when the Premises or portions thereof again become tenantable such that Tenant can effectively conduct its business therein until the whole Premises becomes tenantable. In the event any such entry causes untenantability of a material portion of the Premises and continues for one hundred and eighty (180) calendar days, Tenant shall be entitled to terminate this Lease.

     If Landlord’s entry causes damage to Tenant’s property, Landlord shall be liable for any damage to the extent the damage is not covered by Tenant’s insurance or the insurance Tenant is required to carry under Section 5 whichever is greater.
     9.4 Tenant’s Holdover Rights. Tenant shall have the option to holdover for a period of six (6) months after the expiration of the Initial Term without Landlord’s consent provided that Tenant provides written notice to Landlord of such election not later than twelve (12) months prior to the date for the expiration of the Lease Term. It shall be a condition of Tenant’s right to exercise the holdover option that no Default shall have occurred and be continuing at the time of its exercise or on the date of commencement of the six (6) month holdover period. The covenants, terms and conditions contained in this Lease shall continue to apply during the period of this holdover except that the Rent during such period shall be 110% of the then current Rent plus Tenant’s continuing obligation to pay Additional Rent.
     Tenant shall have an option to holdover on a month-to-month basis for up to six (6) months after the expiration of the then current Term with Landlord’s prior written consent. The covenants, terms and conditions contained in this Lease shall continue to apply during the period of this holdover except that the Rent during such period shall be at 103% of the then current Rent plus Tenant’s continuing obligation to pay Additional Rent.
     If Tenant continues occupying the Premises after the Term ends (or after the expiration of a holdover period as hereinabove provided) then if the holdover is without Landlord’s written consent, then Tenant shall be a tenant-at-sufferance. Tenant shall pay by the first day of each month 150% of the amount of Rent and Additional Rent due in the last full month immediately preceding the holdover period and shall be liable for any actual damages suffered by Landlord because of Tenant’s holdover. Landlord shall retain its remedies against Tenant who holds over without written consent.
     9.5 Signs. Except for the signs provided below, Tenant shall not place nor have placed any other signs, listings, advertisements, or any other notices anywhere else in the Building or elsewhere on the Premises without first obtaining Landlord’s written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Landlord shall list the Tenant’s name in any Building directory maintained in the lobby of the Building (with multiple name listings as requested by Tenant from time to time). Tenant will have (a) the exclusive right to have its backlighted signs or backlighted logos placed on the top of the Building’s façade facing Route 7 and any other directions Tenant shall choose, (b) the right to have its backlighted sign or backlighted logo on a ground mounted monument located in front of the Building in a manner which maximizes its signage visibility. All such signage shall be designed and installed in accordance with all Applicable Laws and shall be subject to Landlord’s reasonable approval, (Landlord hereby approving signs of the same size and graphics as those of the Tenant’s two signs that, as of the date of this Lease, are located on the top of the building façade of Ridgetop One). Signage expenditures shall be a permissible charge against the Tenant Improvement Allowance as a Tenant Improvement Allowance Item (as such terms are defined in Exhibit B). During any period when Tenant is leasing the first, second and third floor of the Building the Tenant’s signage rights shall be exclusive, and no other person or entity shall have any other sign of any kind or nature whatsoever at or upon the Property. If Tenant ceases to lease the first, second and third floors of the Building, then Landlord shall have the following rights: (x) the right to offer any other tenant leasing at least one full floor of the Building one exterior sign on the Building façade below the top of the Building; and (y) during any period of time when Tenant is leasing at least two (2) of the aforesaid three (3) floors, Landlord shall have the right to place the sign or logo of other tenants of the Building occupying at least 5,000 rentable square feet of space on the monument sign below the name of Tenant (with a font no more than 66% of the size and scope of Tenant’s name on such monument sign) however Tenant’s signage rights on the top of the Building façade shall remain exclusive. During any period of time when Tenant is leasing only one (1) of the aforesaid three (3) floors Tenant’s signage rights shall be non-exclusive including non-exclusive top of the Building façade signage.
SECTION 10 — WAIVER OF JURY TRIAL
     LANDLORD AND TENANT EACH WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR PERTAINING TO THIS LEASE. EACH PARTY TO THIS LEASE HAS BEEN REPRESENTED BY COUNSEL AND EACH PARTY ACKNOWLEDGES THAT THIS WAIVER IS THE PARTY’S KNOWING, INTENTIONAL AND VOLUNTARY ACT.
SECTION 11 — MISCELLANEOUS
     11.1 Broker’s Warranty. The parties warrant to each other that LPC Commercial Services, Inc. and Jones Lang LaSalle Brokerage, Inc. are the only brokers that the party making the warranty dealt with in connection to this Lease. Landlord is solely responsible for paying the commissions of LPC Commercial Services, Inc. and Jones Lang LaSalle Brokerage, Inc. pursuant to the terms of a separate agreement. Each party shall defend, indemnify and hold the other harmless from and against the claims of any other brokers claiming by, through or under the indemnifying party.
     11.2 Tenant’s Set-Off Rights. In the event Landlord defaults in the timely payment to Tenant of any portion of Tenant Improvement Allowance, or in the timely payment of any other sum due to Tenant hereunder (such as, by way of clarification and not limitation, the refund of an Overpayment) and such default continues beyond any applicable notice and cure period required hereunder, then Tenant shall have all rights available at law or equity, including without limitation the right to set off against the monthly installments of Rent and Additional Rent the portions of the Tenant Improvement Allowance or other sums that are owed from time to time to Tenant. Any such payment defaults shall bear interest at the rate of ten per cent (10%) per annum from the date such payment was due until the date it is paid.
          In the event Landlord defaults in the timely payment to Jones Lang LaSalle Brokerage Inc. of any portion of the brokerage commission due it pursuant to the written agreement between Landlord and Jones Lang LaSalle Brokerage Inc., then Tenant shall have the right to pay the same on Landlord’s behalf and to reimburse itself for such payment by a set off against the monthly installments of Rent and Additional Rent. Any such payment by Tenant shall bear interest at the rate of ten per cent (10%) per annum from the date paid until the date fully credited and reimbursed..
          In no event shall the set-off rights granted to Tenant in this Section 11.2 exceed 50% of the sum of the then payable installment of monthly Rent plus Additional Rent.
     11.3 Notices. Unless a Lease provision expressly authorizes verbal notice, all notices under this Lease shall be in writing and hand delivered by a recognized courier service, sent by recognized overnight courier, or sent by registered or certified mail, postage prepaid, as follows:

To Tenant:	NeuStar, Inc.
46000 Center Oak Plaza
Sterling, VA 20166
Attention: Vice President of Procurement
Telephone: (571) 434-5400

with a copy to:

NeuStar, Inc.
46000 Center Oak Plaza
Sterling, VA 20166
Attention: General Counsel
Telephone: (571) 434-5400

To Landlord:	c/o Bavar Properties Group LLC
Timonium One
1966 Greenspring Drive, Suite 400
Timonium, MD 21093
Telephone: (410) 560-0300
     Either party may change that person’s address or phone number, by giving notice as provided above. Tenant shall also give required notices to Landlord’s mortgagee after receiving notice from Landlord of the mortgagee’s request for the same and the mortgagee’s name and address. Notice sent by hand delivery shall be considered given when received by the party to whom the notice is being delivered. Notice sent by overnight courier or by U.S. mail shall be considered given and received on the latest original delivery or attempted delivery date as indicated on the delivery receipts or postage receipt(s), of all persons and addresses to which notice is to be given.
     11.4 Partial Invalidity. If any Lease provision is invalid or unenforceable to any extent, then that provision and the remainder of this Lease shall continue in effect and be enforceable to the fullest extent permitted by law.

     11.5 Waiver. The failure of either party to exercise any of its rights is not a waiver of those rights. A party waives only those rights specified in writing and signed by the party waiving its rights.
     11.6 Construction. The parties agree that this Lease shall be construed as if both parties were equally responsible for drafting the Lease. If the parties delete any provision or part of a provision, the Lease will be interpreted as if the deleted language was never part of the Lease.
     11.7 Binding on Successors. This Lease shall bind the parties’ heirs, successors, personal representatives, and permitted assigns.
     11.8 Governing Law. This Lease shall be governed by the laws of the state in which the Premises are located.
     11.9 Lease not an Offer. Landlord gave this Lease to Tenant for review. It is not an offer to lease. This Lease shall not be binding unless signed by both parties.
     11.10 Recording. Recording of this Lease is prohibited.
     11.11 Survival of Remedies. The parties’ remedies shall survive the ending of this Lease.
     11.12 Authority of Parties. Each party warrants that it is authorized to enter into the Lease, that the person signing on its behalf is duly authorized to execute the Lease, and that no other signatures are necessary.
     11.13 Business Days. Business days means Monday through Friday inclusive, excluding the holidays listed in Section 3.3. Throughout this Lease, wherever “days” are used the term shall refer to calendar days. Wherever the term “business days” is used the term shall refer to business days.
     11.14 Entire Agreement. This Lease contains the entire agreement between the parties about the Premises and Building. Except for the Rules for which paragraph 9.1 controls, this Lease shall be modified only by a writing signed by both parties.
     11.15 Intentionally Deleted.
     11.16. Lender-Requested Changes. If any lender or ground lessor of Landlord shall require any modifications of the terms and provisions of this Lease, Tenant shall execute and deliver to Landlord, within fifteen (15) days after Landlord’s request therefor, a written agreement incorporating any such modifications; provided, however, that Tenant shall not be required to consent to any modifications in connection with the location of the Premises, Rent, Additional Rent, initial construction obligations of the parties hereto, or any other modifications adversely affecting any right or benefit of Tenant hereunder, or which increases any obligation of Tenant hereunder, or which increases any business or legal risk of Tenant.
     11.17. Parking. Except for the reserved parking spaces, which shall consist of the parking spaces in the garage underneath the Building, which reserved space shall be for Tenant’s reserved use, all parking in the parking lot on the Land shall be on a first-come, first-served basis and shall be without additional charge to Tenant, its employees, agents, contractors and business invitees. Notwithstanding the foregoing, Tenant shall be entitled to its full pro-rata share (which shall be the same percentage as Tenant’s pro rata share of Operating Expenses) of all such parking at all times throughout the Term and to its pro rata share of the reserved parking spaces, which, during the period of time that Tenant leases the entire Building, shall mean that Tenant shall have the exclusive use of all the parking spaces on Lot 5A. All reserved parking assigned to Tenant shall be at no charge to Tenant, shall be as close as possible to the main entry door to the garage lobby of the Building and, during any period of time when the Building is a multi-tenant Building shall be marked with a painted sign as “Neustar Reserved.” At no time during the Term shall there be any additional cost, charges, parking fees or rental payable by Tenant to Landlord in connection with parking except for Tenant’s pro-rata share of Operating Costs and Real Estate Taxes relating to the parking lot. For the purposes of this provision on parking, the term “Landlord” includes any and all garage operators, agents, employees, licensees, and franchises of every kind and nature, and any other party acting through or on behalf of Landlord. Landlord shall throughout the Term maintain at least 406 [4.43 per 1,000 RSF] parking spaces on Lot 5A for Tenant’s use. At no time during the Term shall Landlord rent, lease or otherwise grant (a) any parking space associated with the Building to any third party or other entity which is not leasing office space in the Building under a prime lease agreement with Landlord (or pursuant to a sublease from a prime tenant of Landlord), (b) any parking spaces associated with the Building to any third party or other entity in excess of the pro rata share of such parking spaces, as measured against the square footage of such office space leases in the Building, or (c) to any tenant in the Building reserved parking spaces being greater in number than the pro rata share of Tenant’s reserved parking spaces under this Lease.
     11.18 Antenna Roof Rights. At all times during the Lease Term and during subsequent Renewal Terms, Tenant shall have the non-exclusive right to place antennas, satellite dishes and other communications equipment related to the core business and operations of Tenant and/or its customers (and not for unrelated third party purposes not connected to Tenant’s core business or that of its customers), and supplemental HVAC equipment, on the roof area of the Building not otherwise occupied on the date hereof by roof mounted HVAC equipment in an area or areas where tenant reasonably requires, which area shall not exceed Tenant’s pro rata share of the roof area (which shall be in the same percentage as Tenant’s pro rata share of Operating Expenses) without additional charge or cost, subject to (a) the reasonable approval of Landlord for issues related to structural integrity of the Building and avoiding an unsightly installation and appearance, (b) approval from any and all required governmental authorities, (c) Landlord’s right to grant similar, pro rata rights to other tenants of the Building with it being understood that such provision does not diminish or dilute the use or utility of Tenant’s rights hereunder for Tenant’s prior or reasonably anticipated future installed equipment and (d) Tenant’s installation of such antennas, satellite dishes and other communications equipment do not diminish or dilute the use or utility of other tenant’s antennas which were/are installed prior to Tenant’s installations, it being agreed that, as of the date hereof, there are no such installations. In furtherance of the foregoing, it is agreed that, so long as Tenant leases all three floors of the Building, Tenant shall have the sole and exclusive right to locate antennas, satellite dishes and other communication and supplemental HVAC equipment on the roof of the Building not otherwise occupied on the date hereof by roof mounted HVAC equipment. All roof penetration shall be made by Landlord’s roofing contractor. Such antenna rights are fully assignable and subleasable subject to Landlord’s consent rights as set forth in Section 4.3.
     11.19 Exhibits. The following exhibits are attached to this Lease as a part hereof:
Exhibit A, which is the Building Shell Definition
Exhibit B, which is the Tenant Work Letter providing for the preparation of plans and specifications for the Tenant’s Improvements, and their construction by Tenant
Exhibit C, which is a copy of a Subordination, Non-Disturbance and Attornment Agreement
Exhibit D, which is a copy of the Building’s Rules
[SIGNATURES ON THE FOLLOWING PAGE]

WITNESS:	LANDLORD:

/s/ J. Bryan Carter	RIDGETOP THREE, L.L.C.

	By:	/s/ Robert A. Bavar

Robert A. Bavar, Manager

TENANT:

NEUSTAR, INC.

/s/ J. Bryan Carter	By:	/s/ Paul S. Lalljie

Senior Vice President, Chief Financial Officer

EXHIBIT A
BUILDING SHELL DEFINITION

Building:	A three (3) story steel structure with brick and glass exterior walls. All base building systems shall be installed to allow for a finished ceiling height of 9’-0” +/-.

Office area loading capacity minimum: 80psf live + 20psf dead = 100psf total.

Roof — mechanically adhered or ballasted EPDM or IRMA roofing system with minimum 60 mil membrane and 15 year manufacturers warranty. At least 15 year warranty. York Roofing installed, Firestone is manufacturer.

Lobbies and Common Areas:	The garage and first floor lobbies completely finished.

The garage and first floor lobbies are equipped with a dedicated zone complete with air distribution and diffusers. Lobby areas on typical floors are equipped with a complete distribution system, dedicated VAV and low pressure duct.

Restrooms:	One (1) set of men’s and women’s restrooms are fully finished on floors one through three with five (5) stalls in each women’s room and three (3) stalls and two (2) urinals in each men’s room. The restrooms are currently ADA compliant, and supply air and exhaust are provided so restrooms operate under negative air pressure.

Restrooms are equipped with ADA compliant grab bars.

Restrooms are equipped with auto flush water closets and urinals and automatic faucets, auto soap dispensers and paper towel dispensers.

Exterior Walls & Columns:	Exterior walls and columns include metal stud framing, foil faced insulation. The interior columns are unfinished. Standard 1” mini blinds will be provided.

Storefront doors at Garage Level entry and Total Vision Concept doors at First Floor entry equipped with magnetic locks for access control.

Mechanical System:	Heating and air conditioning for lease areas by two (2) 50 ton gas-fired rooftop units per floor with trunk lines to respective floors.

HVAC Specifications:	Design Outdoor Conditions: Summer 95 degrees F DB, 78 degrees F WB; Winter 5 degrees F.

Office core and shell Standard indoor dry bulb temperature design conditions for winter 70 degrees F DB; Summer 75 degrees F DB. Summer designed condition of 30-60% relative humidity.

Internal heat gain based upon: 7 persons per 1000 useable sf; lighting load of 2 watts per rentable sf; and Diversified Tenant Equipment Heat Load: 1.5 watts per useable square foot.

Ventilation: 20 cfm per person. 7 people per 1,000 useable square feet (ASHRAE 62-89).

HVAC Equipment / VAV air handling units: Six total roof top units, two of which are ducted to each of the individual floors.

Control Zones (VAV Terminals): HVAC system designed to accommodate one (1) VAV per 1,000 sf for interior zones and one (1) VAV per 800 sf for exterior zones.

Insulated Medium Pressure ductwork loop per floor

The overall heating, ventilating and air conditioning system serving the Building is monitored and controlled by a direct digital computer based control system, which is a Fidelity Engineering TAC System. The control system automatically coordinates the function of all mechanical components to assure economical and reliable operation. The system may be monitored within the building and remotely for failures of equipment or operating criteria outside of pre-set levels.

DDC system with distributed intelligence and “plug in” readout capability at any system point.

Capacity for monitoring, control, and alarm of all HVAC equipment (rooftop units, VAV terminals, fans).

Off-hours override capability, to enable floor system on the floor during off-hours.

Electrical System:	The building service is 3,000 amps and supports a total building load of 25 watts/sf generally broken down as follows:

Lighting 2.5 w/sf Receptacles/desktop power 5 w/sf HVAC 10 w/sf Misc (elevators, water heaters, etc.) 2 w/sf Spare unused capacity 5.5 w/sf (20%)

The building is equipped with a Leviton building wide lighting control system consisting of master/slave control and relay panels, wiring, 2 hour override switches and photocells. The system provides programmable control of site lights, garage lights, building mounted lights, lobby lights and future tenant lighting. One Z-MAX 24 Relay Cabinet is installed on the Garage level and a Z-MAX 48 Relay Cabinet is installed on each of the three floors.

Telephone/Data:	Telephone service from Verizon to the main telephone room on the garage level. Spare, buried non-encased 4” PVC conduits for future telecommunications providers from the property line to the main telephone room. Four (4) 4” conduits from the main telephone room to the first floor telephone closet to provide access to four (4) 4” sleeves in the telephone closets on each floor for installation of riser cabling.

Easement between the property owner and Verizon for fiber to the building.

Life Safety:	A base building fire alarm system is installed per building codes. The system is a complete multi-plexed intelligent, addressable system with a remote annunciator panel located in the garage level electrical room. The fire alarm system will monitor and annunciate manual pull stations, smoke detectors, fire protection systems, and flow and tamper switches. The system as provided has adequate capacity to allow Tenant to add devices throughout the space without system modifications or upgrades.

Sprinkler System:	Upturned sprinkler heads are provided in accordance with NFPA 13. Mains and branch lines sized for light hazard criteria and build out density of one sprinkler head per 120 rentable square feet.

Wet Stacks:	Two (2) wet stacks are provided per floor. The stacks include sanitary waste connections, vent connections and domestic water connections.

Elevators:	Two (2) hydraulic elevators with wood veneer finishes in the cabs. 125 fpm and 3,000 lb. capacity. Elevator travel cables sized to accept card readers in the elevator cabs.

EXHIBIT B
TENANT WORK LETTER
21575 Ridgetop Circle
Sterling, VA 20166
     This Tenant Work Letter (“Work Letter”) sets forth the terms and conditions relating to the construction by Tenant of improvements for the Premises. All references in this Work Letter to “the Lease” shall mean the relevant portions of the Lease to which this Work Letter is attached as Exhibit B.
     1.9 Tenant Improvements, Occupancy Expenses and Tenant Improvement Allowance. Tenant shall be entitled to a one-time allowance (the “Tenant Improvement Allowance”) in the amount of $5,734,625. The Tenant Improvement Allowance shall be used to help Tenant pay for, (i) the costs of design and construction of Tenant’s improvements set forth in the approved Final Drawings (as defined herein) and the other Tenant Improvement Allowance Items (as such term is defined below) and (ii) the Occupancy Expenses (as defined below). At least 76% of the Tenant Improvement Allowance shall be used to pay for the cost of the Tenant Improvement Allowance Items. Tenant shall be entitled to use up to 24% of the Tenant Improvement Allowance to reimburse Tenant for bona fide costs (the “Occupancy Expenses”) incurred by Tenant directly related to this Lease and the Premises and associated with (a) telecommunications equipment and installations in the Premises, (b) furniture, fixtures and equipment to be installed in the Premises, (c) other specialty trade fixtures and equipment installed in the Premises on behalf of Tenant, (d) legal fees and consultant fees directly related to this transaction, and (e) moving costs of any kind (the “Occupancy Expenses”). It is agreed that Tenant shall remain the lawful possessor and owner of all the aforementioned specialty items funded via the Tenant Improvement Allowance for items (a) through (c) above.
     1.2 Disbursement of the Tenant Improvement Allowance. The Tenant Improvement Allowance shall be disbursed by Landlord for Occupancy Expenses incurred from time to time. In addition, the Tenant Improvement Allowance shall be disbursed by Landlord for the following items and costs (collectively, the “Tenant Improvement Allowance Items”):
          1.2.1 for architecture and/or engineering fees and reimbursement for the out-of-pocket costs and fees paid by Tenant to Tenant’s consultants in connection with the preparation and review of the “Construction Drawings”, as that term is defined in Section 3.1 of this Work Letter;
          1.2.2 the payment of permit and license fees relating to construction of the Tenant Improvements;
          1.2.3 the cost of construction of the Tenant Improvements, including, without limitation, the cost of labor, materials, contractors’ fees, testing and inspection costs, and costs of trash removal, it being understood that the cost of utilities consumed during construction shall be borne solely by Landlord and shall not be paid out of the Tenant Improvement Allowance;
          1.2.4 the cost of any changes to structural portions of the Premises and/or Building required by the Construction Drawings; such cost to include all direct architectural and/or engineering fees and expenses incurred in connection therewith;
          1.2.5 the cost of any changes to the Construction Drawings or Tenant improvements required by applicable laws and building codes (collectively, “Code”);
          1.2.6 sales and use taxes and any other governmental fees directly connected with the Tenant Improvements; and
          1.2.7 all other costs to be expended by Tenant in connection with the construction of the Tenant Improvements such as, but not limited to, construction management fees, and voice and data cabling.
     1.3 Disbursement of Tenant Improvement Allowance. With respect to Tenant Improvement Allowance Items, the Tenant Improvement Allowance shall be paid by Landlord in monthly installments after Tenant’s submission of payment requests, each of which shall include the following: (i) invoices for the Tenant Improvements, with sufficient back-up billings from contractors, subcontractors, suppliers and providers of services to give Landlord a financial accounting regarding each invoice to be reimbursed by Landlord, (ii) a certificate signed by Tenant’s Architect and an authorized officer of Tenant certifying that the Tenant Improvement Work represented by the aforesaid invoices has been satisfactorily constructed substantially in accordance with Tenant’s Plans, (iii) lien waivers by all of Tenant’s Agents (as that term is defined in Section 3.1.2 below) for all such work covered by the invoices and (iv) with the last payment request for Tenant Improvements (as opposed to payment requests with respect to Occupancy Expenses) a general waiver of lien from the contractor, subcontractors and materialmen regarding the Tenant Improvements. At Tenant’s election, such payments shall be made to Tenant or directly to the applicable contractors, subcontractors, suppliers, materialmen or providers of services. Landlord shall pay to Tenant the specified amounts for each payment request not to exceed, in the aggregate, the Tenant Improvement Allowance, within thirty (30) days after receipt of all of the information and documentation specified above. Landlord and Landlord’s lender, Manufacturers and Traders Trust Company shall have the right to inspect the Premises, accompanied by Tenant’s representative and subject to the general contractor’s reasonable work and access rules, to confirm the completion of the work covered by such invoices. With respect to Occupancy Expenses, the Tenant Improvement Allowance shall be paid by Landlord within thirty (30) days after receipt of Tenant’s request for reimbursement for Occupancy Expenses accompanied by invoices from the suppliers and service providers.

SECTION 2
CONSTRUCTION DRAWINGS
     2.1 Architect and Construction Drawings. Tenant shall retain an architect/space planner and/or engineer, as required by Tenant (the “Architect/Engineer”) to prepare the Construction Drawings (as hereinafter defined in this Section 2.1). Landlord hereby pre-approves Interplan Architects. The plans and drawings to be prepared by the Architect and the Engineers hereunder shall be known collectively as the “Construction Drawings”. The Construction Drawings shall be in compliance with Applicable Laws and conform substantially to standards for modern office buildings in the Route 28 North Corridor. All construction materials used shall be new and shall be subject to Landlord’s reasonable approval. All Construction Drawings shall be subject to Landlord’s approval, which shall not be unreasonably withheld, conditioned or delayed. Landlord shall advise Tenant in writing within ten (10) days after Landlord’s receipt of the applicable portion of the Construction Drawings if they are approved or if there are any revisions required therewith, as reasonably determined by Landlord. Except as otherwise provided in Section 3.7 of the Lease, Tenant shall not be responsible for the restoration or removal of the Tenant Improvements at the expiration of the Lease Term. If Tenant is so advised of any reasonably required revisions to the Construction Drawings, Tenant shall promptly (A) revise the portion of the Construction Drawings accordingly and (B) deliver such revised Construction Drawings to Landlord for its reasonable approval within five (5) business days after Landlord’s receipt. The Construction Drawings shall be approved by Landlord prior to commencement of construction of the Tenant Improvements for the Premises. Once the final Construction Drawings have been approved by Landlord, the same shall be referred to hereinafter as the “Final Drawings.” Tenant and the Architect/Engineer shall verify the dimensions and conditions as shown on the relevant portions of the base building plans. Landlord’s review and/or approval of the Construction Drawings, as set forth in this Section 2, shall be for its sole purpose and shall not imply Landlord’s review of the same, or obligate Landlord to review the same, for quality, design, Code compliance or other like matters.
     Landlord shall bear the cost of its review of the Construction Drawings except that Tenant shall reimburse Landlord for the actual, reasonable cost of any bona fide third party arms-length consultants hired by Landlord as may be reasonably required to review the Construction Drawings relating solely to atypical Tenant Improvements or Alterations.
     2.2 Permits. Tenant shall submit the Construction Drawings to the appropriate governmental authorities for all applicable building permits. Tenant hereby agrees that neither Landlord nor Landlord’s consultants shall be responsible for obtaining any building permit or certificate of occupancy for the Premises and that the obtaining of the same, as is required by any governmental agencies having jurisdiction over the Building, shall be Tenant’s responsibility; provided, however, that Landlord shall, in any event, cooperate with Tenant in executing permit applications and performing other ministerial acts reasonably necessary to enable Tenant to obtain any such permit or certificate of occupancy. No material changes, modifications or alterations in any portion of the Landlord-approved Construction Drawings may be made without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned, or delayed.

SECTION 3
CONSTRUCTION OF THE TENANT IMPROVEMENTS
     3.1 Tenant’s Selection of Contractor and Tenant’s Agents.
          3.1.1 Contractor. The contractor which will construct the Tenant Improvements shall be approved in writing by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed (“Contractor”). Landlord hereby pre-approves Kalmia as a contractor. Tenant will use Landlord’s roofing contractor for all roof penetrations.
          3.1.2 Tenant’s Agents. All subcontractors, laborers, materialmen, and suppliers used by Tenant to install or construct the Tenant Improvements and the Contractor to be known collectively as “Tenant’s Agents”). Tenant shall have the right to employ non-union labor to perform the Tenant Improvement Work.
     3.2 Construction of Tenant Improvements by Tenant’s Agents.
          3.2.1 Tenant’s Agents. Tenant’s construction of the Tenant Improvements shall comply with the following: (i) the Tenant Improvements shall be constructed in a good and workmanlike manner and accordance with the Final Drawings; (ii) Tenant and Tenant’s Agents shall not unreasonably interfere with, obstruct, or delay, the work of Landlord’s contractor and subcontractors in the Building; and (iii) Tenant shall abide by all reasonable rules made by Landlord’s Building manager with respect to the storage of materials and the coordination of work with the contractors of other tenants, and the construction of the Tenant Improvements.
          3.2.2 Indemnity. Except for the negligence and/or intentional acts of Landlord or its authorized agents, contractors, employees or representatives, Tenant shall indemnify, protect, defend and hold Landlord harmless from and against any liability, claims, damages and expenses arising from the negligent actions or omissions of the Architect/Engineers and Tenant’s Agents on the Premises or in the Building.
          3.2.3 Insurance Requirements. Tenant’s Contractor and all subcontractors shall carry worker’s compensation insurance covering all of their respective employees, and shall also carry public liability insurance, including property damage insurance in such amounts as set forth in Section 5 of the Lease. In addition, Tenant shall carry, or require its Contractor to carry, “Builder’s All Risk” insurance (excluding earthquake and flood insurance) prior to commencement of construction of the Tenant Improvements, covering the construction of the Tenant Improvements. Certificates for all insurance carried pursuant to this Section 3.2.3 shall be delivered to Landlord before the commencement of construction of the Tenant Improvements. The requirements for the foregoing insurance shall not derogate from the provisions for indemnification under Section 3.2.2 of this Work Letter.
          3.2.4 Governmental Compliance. Tenant shall cause the Tenant Improvements to be constructed by Contractor in compliance in all respects with all applicable laws, codes,

ordinances and regulations, including, without limitation, the Code and the Americans with Disabilities Act.
     3.3 Inspection by Landlord. Landlord shall have the right to inspect the Tenant Improvements at all reasonable times, accompanied by Tenant’s representative, provided however that Landlord shall comply with the contractor’s access and work rules and shall not unreasonably interfere with Tenant’s construction of the Tenant Improvements in connection with any such inspection. Should Landlord reasonably disapprove any portion of the Tenant Improvements, Landlord shall notify Tenant in writing of such reasonable disapproval and shall specify the items disapproved. Any reasonable defects or deviations in, and/or disapproval by Landlord of, the Tenant Improvements (other than cosmetic comments) shall be rectified by Tenant at no expense to Landlord. Landlord shall not be entitled to any review, oversight or administrative fee in connection with construction of the Tenant Improvements.
     3.4 Copy of “As Built” Plans. Within sixty (60) days after the substantial completion of the Premises, Tenant shall deliver to the Building management office an electronic copy of the “as-built” drawings for the Tenant Improvements.
SECTION 4
MISCELLANEOUS
     4.1 Tenant’s Representative. Tenant hereby designates Bryan Carter and Greg Martinez of Jones Lang LaSalle as its sole representatives with respect to the matters set forth in this Tenant Work Letter, who until further notice to Landlord, shall have full authority and responsibility to act on behalf of the Tenant as required in this Tenant Work Letter.
     4.2 Landlords Representative. Landlord hereby designates Robert A. Bavar as its sole representative with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Tenant Work Letter.
     4.3 Control of Premises. During construction of the Tenant Improvements, Tenant’s contractors and subcontractors shall have substantial control over the Premises and unfettered access to the Building, and Landlord shall fully cooperate with them in order to assure the expeditious completion of the Tenant Improvements.
     4.4 Accuracy of Building Plans. Landlord hereby represents that the As-Built Building Plans heretofore delivered to Tenant are accurate and complete in all material respects and reflect the construction of the Building and the field conditions of the Property. All Tenant Improvement costs arising due to any error or omission in said plans (including, without limitation, any design costs, permit costs or construction costs) shall be Landlord’s sole responsibility to the extent that the cost of the Tenant Improvement Allowance Items exceed 76% of the Tenant Improvement Allowance.

EXHIBIT C
SUBORDINATION, ATTORNMENT AND
NON-DISTURBANCE AGREEMENT
     This SUBORDINATION, ATTORNMENT AND NON-DISTURBANCE AGREEMENT (this “Agreement”) is made this 20 day of January, 2010, by and among RIDGETOP THREE, L.L.C., a Maryland limited liability company (the “Lessor”), NEUSTAR, INC., a Delaware corporation (the “Lessee”), and MANUFACTURERS AND TRADERS TRUST COMPANY, a New York banking corporation, (the “Lender”).
RECITALS
     A. By Lease dated January 20, 2010 (the “Lease”) between the Lessor and Lessee, Lessee leased certain improvements located on the real property having a street address of 21575 Ridgetop Circle, Sterling, Virginia 20166 and known as Lot 5A in the Loudoun Tech Center, Section One (“Property”).
     B. The Lender is the holder of a Deed of Trust Note (the “Note”) secured by a Deed of Trust, Assignment and Security Agreement recorded among the Land Records of Loudoun County, Virginia which constitutes a lien against the Property (which, as the same may be modified, supplemented, extended, or renewed from time to time, is hereinafter called the “Deed of Trust”), and is the holder with respect to the Lease of an Assignment of Lessor’s Interest in Leases.
     C. The Lender desires that Lessee agree to subordinate its interest in the Lease to the lien of the Deed of Trust and to attorn to the purchaser of the Property at foreclosure of the Deed of Trust in the event of such foreclosure, or to the Lender in the event of collection of the rent by the Lender; and Lessee is willing to do so if the Lender and such purchaser will recognize Lessee’s rights under the Lease to the extent hereinafter indicated.
AGREEMENT
     NOW THEREFORE, for and in consideration of the sum of One Dollar ($1.00) paid in hand by each of the parties hereto to the other, receipt whereof is acknowledged, and for and in consideration of their respective covenants herein made, the parties covenant and agree as follows:
     1. Status of Lease. Lessee and the Lessor hereby assert that the Lease, together with the Exhibits thereto, constitute the full and only agreement between them with respect to the use and occupancy of the Property, that the Lease is in full force and effect and that to their respective knowledge, neither party is in default of its respective obligations under the Lease.
     2. Subordination; Attornment. Subject to the provisions hereof, the estate created by the Lease shall be subject and subordinate to the lien and terms and conditions of the Deed of Trust. If the interest of the Lessor in the Property shall be transferred to and owned by the

Lender by reason of foreclosure or other proceedings brought by it, or by deed in lieu of foreclosure or any other manner, the Lessee shall be bound to the Lender under all of the terms, covenants and conditions of the Lease for the balance of the term thereof remaining and any extensions or renewals thereof which may be effected in accordance with any option therefor in the Lease, with the same force and effect as if the Lender was the original lessor under the Lease. Lessee does hereby attorn to (a) the Lender as its landlord when the Lender is in possession of the Property, (b) a receiver appointed in any action or proceeding to foreclose the Deed of Trust, (c) any party acquiring title to the Property and (d) any successor to the Lessor; said attornment to be effective and self-operative without the execution of any further instruments on the part of any of the parties hereto immediately upon the Lender succeeding to the interest of the Lessor in the Property. The respective rights and obligations of Lessee and the Lender upon such attornment, to the extent of the then remaining balance of the term of the Lease and any such extensions and renewals, shall be and are the same as now set forth therein; it being the intention of the parties hereto for this purpose to incorporate the Lease in this Agreement by reference with the same force and effect as if set forth at length herein. Upon request, Lessee will execute a written attornment agreement in favor of the Lender at such time as the Lender succeeds to the Lessor’s interest in the Property.
     3. Non-Disturbance. So long as no Default (as defined in the Lease) has occurred which has continued to exist for such period of time (after notice, if any, required by the Lease) as would entitle the Lessor under the Lease to terminate the Lease or would cause, without any further action of the Lessor, the termination of the Lease, the Lease shall not be terminated, nor shall the Lessee’s use, possession or enjoyment of the Property be interfered with, nor shall the leasehold estate, rights, benefits and privileges granted by the Lease be affected in any other manner, in any foreclosure or any action or proceeding instituted under or in connection with the Deed of Trust or, in case the Lender takes possession of the Property, pursuant to the provisions of the Deed of Trust.
     4. Obligations of Lender. If the Lender shall succeed to the interest of the Lessor under the Lease, the Lender thereafter shall be bound to perform all of the covenants and obligations of Lessor under the Lease, including without limitation (x) reimbursement to Tenant of the cost incurred by Tenant in installing one-inch horizontal mini-blinds, (y) payment of any unpaid Tenant Improvement Allowance, however the Lender shall not be (a) liable for any act or omission of any prior landlord (including the Lessor), unless it shall continue, (b) subject to any offsets (except as expressly set forth in the Lease) or defenses which the Lessee might have against any prior landlord (including the Lessor), (c) bound by any rent security deposit or additional rent which the Lessee might have paid for more than one month in advance to any prior landlord (including the Lessor), (d) bound by any amendment or modification of the Lease made without the Lender’s consent or (e) bound to Lessee beyond the date on which it shall transfer title to the Property to a third party.
     5. Rent Payments to Lender. At any time that an Event of Default shall have occurred and be continuing under the Deed of Trust, the Lessee shall make payments under the Lease directly to the Lender. Receipt of the Lender’s written certification that such an Event of Default has occurred shall be the only condition to Lessee’s making payments directly to the Lender, and Lessee shall not be required to investigate or verify the nature or extent of any default. By its execution of this Agreement, the Lessor irrevocably consents to such direct payment by the Lessee and agrees to hold the Lessee harmless for the application of any payments so made. Rent shall be paid to the Lender until the Lender advises the Lessee to the contrary.
     6. Tenant’s Covenants. Lessee agrees (a) to give the Lender written notice and a period of 30 days within which the Lender may, at its option, cure any default by the Lessor under the Lease, (b) to certify to the Lender from time to time as to whether the Lease is in effect and whether there are any defaults thereunder, and (c) to send to the Lender a copy of any notice of default or similar statement at the same time such notice or statement is sent to the Lessor under the Lease.
     7. Liability of Lender. Lessee hereby agrees that other than the agreements hereunder, the Lender is not bound by the terms of the Lease.
     8. Notices. All notices given under this Agreement shall be in writing and shall be given by personal delivery, overnight delivery service or by registered or certified United States mail, postage prepaid, sent to the party at its address appearing below. Notices shall be effective upon receipt or when delivery is refused. Addresses for notices may be changed by any party by notice to all other parties in accordance with this Section.

To Lessor:	RIDGETOP THREE, L.L.C.
c/o Bavar Properties Group, LLC
Timonium One, 1966 Greenspring Drive, Suite 400
Timonium, MD 21093
Attn: Robert A. Bavar

To Lessee:	NEUSTAR, INC.
46000 Center Oak Plaza
Sterling, VA 21066
Attn: Vice President of Procurement

To Lender:	MANUFACTURERS AND TRADERS TRUST COMPANY
Commercial Real Estate Department
Mail Code: MD2-CS64
25 South Charles Street, 17th Floor
Baltimore, Maryland 21201
     9. Definitions. The word “Lease” is used in this Agreement shall be deemed to be the Lease executed by the Lessor and the Lessee, as amended or modified by written agreements hereafter made, from time to time, between the Lessor and the Lessee and consented to by the Lender. The words “foreclosure” and “foreclosure sale” as used herein shall be deemed to include the acquisition of Lessor’s estate in the Property by voluntary deed (or assignment) in lieu of foreclosure. The word “Lender” shall include the Lender herein specifically named and any of its nominees, successors, and assigns, including anyone who shall have succeeded to the Lessor’s interest in the Property by, through or under foreclosure of the Deed of Trust, or by voluntary deed.
     10. Miscellaneous Provisions. All of the terms, covenants and conditions hereof shall run with the land and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement shall be governed by the laws of the jurisdiction in which the Property is located.
     11. Termination of Agreement. From and after payment in full of the Note secured by the Deed of Trust, without the necessity of transfer of the Property to Lender as the owner, this Agreement shall become void and of no further force or effect.
     WITNESS the signatures and seals of the parties hereto as of the day and year first above written.

WITNESS OR ATTEST:	RIDGETOP THREE, L.L.C.

/s/ J. Bryan Carter	By	/s/ Robert A. Bavar	(SEAL)

Robert A. Bavar, Manager

WITNESS OR ATTEST:	NEUSTAR, INC.

/s/ J. Bryan Carter	By	/s/ Paul S. Lalljie		(SEAL)

		Name:	Paul S. Lalljie
		Title:	Senior Vice President, Chief Financial Officer

WITNESS:	MANUFACTURERS AND TRADERS TRUST COMPANY

/s/ Maria D. Pietrogracomo	By	/s/ Christopher M. Nevin		(SEAL)

		Name:	Christopher M. Nevin
		Title:	Vice President

COMMONWEALTH OF VIRGINIA, LOUDOUN COUNTY, TO WIT:
     I HEREBY CERTIFY, that on this 20th day of January, 2010, before me, the undersigned Notary Public of said State, personally appeared Robert A. Bavar, who acknowledged himself/herself to be a manager of Ridgetop Three L.L.C., a Maryland limited liability company known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument, and acknowledged that he/she executed the same for the purposes therein contained as the duly authorized manager of said Ridgetop Three, L.L.C. by signing the name of Ridgetop Three, L.L.C. by himself/herself as manager.
     WITNESS my hand and Notarial Seal.

/s/ Cathleen Bieber Dockweiler
Notary Public

My Commission Expires:
COMMONWEALTH OF VIRGINIA, LOUDOUN COUNTY, TO WIT:
     I HEREBY CERTIFY, that on this 2oth day of January, 2010, before me, the undersigned Notary Public of said Commonwealth, personally appeared Paul S. Lalljie, who acknowledged himself/herself to be the SVP/Chief Financial Officer of NeuStar, Inc, a Delaware Corporation known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument, and acknowledged that he/she executed the same for the purposes therein contained as the duly authorized officer of said NeuStar, Inc./Corporation by signing the name of NeuStar, Inc. by himself/herself as SVP/CFO.
     WITNESS my hand and Notarial Seal.

/s/ Cathleen Bieber Dockweiler
Notary Public

My Commission Expires:

STATE OF MARYLAND, County of Baltimore, TO WIT:
     I HEREBY CERTIFY, that on this 19th day of January, 2010, before me, the undersigned Notary Public of said State, personally appeared Christopher M. Nevin, who acknowledged himself/herself to be the Vice President of Manufacturers and Traders Trust Company, a New York banking corporation, known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument, and acknowledged that he/she executed the same for the purposes therein contained as the duly authorized Vice President of said banking corporation by signing the name of the banking corporation by himself/herself as Vice President.
     WITNESS my hand and Notarial Seal.

/s/ Demarys M. Frederick
Notary Public

My Commission Expires: 7/12/2012

EXHIBIT D
RULES AND REGULATIONS
1.	Tenant will comply with all rules and regulations issued by all governmental agencies whose jurisdiction affects the Leased Premises or the Building of which the Leased premises are a part (the “Building”). Tenant shall not make any alterations to the building without first obtaining the written permission of Landlord and all appropriate and necessary governmental permits and/or licenses.

2.	When electric wiring of any kind is introduced, it must be connected as directed by Landlord, and no stringing or cutting of wires will be allowed, except with the prior written consent of Landlord, and shall be done only by contractors approved by Landlord. The number and location of telephones, telegraph instruments, electric appliances, call boxes, etc. shall be subject to Landlord’s reasonable approval.

3.	Subject to Tenant’s signage rights set forth in the Lease, no sign, placard, picture, advertisement, name or notice shall be inscribed, displayed, printed or affixed on or to any part of the outside or inside of the Building without the Tenant first obtaining the written consent of Landlord. landlord shall have the right to remove any such sign, placard, picture, advertisement, name or notice without notice to and at the expense of tenant. All approved signs or lettering on doors shall be printed, painted, or affixed or inscribed at the expense of Tenant by a person or company approved by the Landlord. Landlord shall not place anything or allow anything to be placed near or on the glass of any window, door, partition or wall which may appear unsightly from outside the premises.

4.	No awnings or other projections shall be attached to the outside walls of Building. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with any window or door of the Leased Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Such curtains, blinds and shades must be of a quality, type, design, and color, and attached in a manner reasonably approved by Landlord.

5.	Subject to Tenant’s roof rights set forth in the Lease (including without limitation the rights set forth in Section 11.18), Tenant shall not place any objects, including antennas, outdoor furniture, etc., in the parking areas, landscaped areas or other areas outside of its Premises, or on the roof of the Project without the prior written consent of the Landlord.

6.	The sidewalks, halls passages, exits, entrances, elevators and stairways shall not be obstructed by Tenants or used by them for any propose other than for ingress and to egress from their respective premises. All halls, passages, exits, entrances, elevators, stairways, balconies and roof are not for the use of the general public and, subject to Tenant’s roof rights set forth in the Lease, the Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence, in the sole

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judgment of the Landlord, shall be prejudicial to the safety, character, reputation and interest of the Building and its Tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom the Tenant normally deals in the ordinary course of business, unless such persons are engaged in illegal activities. Unless making repairs required to be made under the terms of the Lease to satellite dishes, heating, ventilation or air conditioning located thereon, neither Tenant nor any employees or invitees of the Tenant shall have access to or go upon the roof of the Building without the prior approval of the Landlord.

7.	After regular business hours (7:00 Am to 7:00 PM on weekdays; 8:00 AM to 1:00 PM Saturdays, Sundays and legal holidays specifically listed in the Lease), Tenant, its agents, servants, employees and invitees, shall abide by such security rules and regulations as Landlord may reasonably promulgate.

8.	Waterclosets and urinals shall not be used for any purpose other than those for which they were constructed and no sweepings, rubbish, ashes, newspaper or any other substances of any kind shall be thrown in them. Waste and excessive or unusual use of electricity or water is prohibited.

9.	Tenant shall not make or permit to be made any loud or offensive noises, keep any foul or noxious gas or substance or other disturbances of any kind in the Leased Premises or within the Building. Tenant shall be responsible for insuring that any office equipment and machinery is installed in such a manner as to absorb and prevent the transmission of vibration and noise beyond the confines of the Leased Premises so as not to disturb other Tenants in the Building.

10.	No locks or other limitations on access, that are in addition to those provided for in the Construction Drawings, shall be placed by Tenant on any door in the Building without prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Tenant shall supply Landlord with a reasonable number of keys and card readers. Tenant, shall not change any locks or other limitation on access, without notice to Landlord. All keys and card readers to doors and washrooms shall be returned to Landlord at the termination of the tenancy.

11.	The Tenant shall not use any other method of heating or air conditioning than that provided by the Landlord, without first obtaining the written consent of the Landlord, such consent not to be unreasonably withheld, conditioned or delayed.

12.	No animals or birds of any kind shall be kept in or permitted on or about the Leased Premises or any other part of the Building, except for seeing eye dogs.

13.	Tenant shall not be permitted to use or keep explosives, kerosene, cleaning fluid (except nominal, customary amounts that are properly stored) or any other illuminating combustible or explosive material or substance of any kind in the Building or the Leased Premises.

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14.	Tenant shall not be permitted to keep food upon the Leased Premises except in proper containers, cabinets and refrigerators and in accordance with all applicable rules, regulations and ordinances of all local health and sanitation authorities.

15.	Landlord reserves the right to institute energy management procedures when mandated by Applicable Laws.

16.	No vending, video, amusement machine or machines of any other description shall be installed, maintained or operated upon the Leased Premises or Building without the prior written consent of the Landlord, such consent not to be unreasonably withheld, conditioned or delayed.

17.	No Tenant shall lay linoleum, tile, carpet or other similar floor covering so that the same shall be affixed to the floor of the Leased Premises or the Building in any manner except (a) as customary for such floor covering or (b) as approved by the Landlord, such approval not to be unreasonably withheld, conditioned or delayed. The expense of repairing any damage resulting from violation of this Rule 18 shall be borne and paid for by the Tenant who violated, either by its own actions or the actions of its contractors or employers, this Rule.

18.	The premises shall not be used for lodging or sleeping purposes, and cooking therein, except via the use of microwave, toaster ovens or similar devices, which shall be subject to Landlord’s reasonable rules and regulations.

19.	Canvassing, soliciting and peddling in the Building are prohibited, and Tenant shall cooperate to prevent same. Tenant shall not exhibit, sell or offer for sale on the Premises or in the Building any article or thing, except those articles and things essentially connected with the stated use of the Premises without the prior written consent of Landlord.

20.	There shall not be used on the Premises or in the Building, either by Tenant or by others in the delivery or receipt of merchandise, any hand trucks except those equipped with rubber tires and side guards.

21.	Tenant shall not use the name of the Building for any other purpose other than that of a business address of Tenant, and shall never use any picture or likeness of the Building in any circulars, notices, advertisements or correspondence without the Landlord’s prior written consent, such consent not to be unreasonably withheld, conditioned or delayed..

22.	Landlord hereby reserves to itself any and all rights not granted to Tenant hereunder, including, but not limited to, the following rights which are reserved to Landlord for its purposes in operating the building:

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(a)	the exclusive right to use the name of the Building for all purposes, except that Tenant may use the name as its business address and for no other purpose;

(b)	the right to change the name or address of the Building or of the project without notice or liability to Tenant, which right Landlord hereby waives so long as Tenant leases the entire Building;

(c)	the right to install and maintain a sign or signs on the exterior of the Building subject to Tenant’s rights set forth in the Lease, which right Landlord hereby waives so long as Tenant leases the entire Building;

(d)	the right to use or dispose of the use of the roof of the Building, subject to Tenant’s rights with respect to antennas, satellite dishes and other roof matters as set forth in the Lease;

(e)	the right to limit the space on the directory of the Building to be allotted to Tenant but in no event less than Tenant’s Pro-Rata Share thereof;

(f)	the right to grant to anyone the right to conduct any particular business or undertaking in the Building, which right Landlord hereby waives so long as Tenant leases the entire Building;

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